UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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EntreMed, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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ENTREMED, INC.

Notice of Annual Meeting of Stockholders

Date:	Thursday, June 5, 2008

Time:	10:00 a.m., local time

Place:	University System of Maryland The Universities at Shady Grove 9630 Gudelsky Drive Building II — Bethesda/Gaithersburg Room Rockville, Maryland 20850-3481

Purposes:
1. To elect three directors to the Board of Directors of EntreMed, Inc. to a term of three years expiring at the later of the annual meeting of shareholders in 2011, or upon a successor being elected and qualified;

2. To approve an amendment to the Company’s 2001 Long-Term Incentive Plan increasing the number of shares of Common Stock reserved for issuance from 8,250,000 to 9,250,000;

3. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2008; and

4. To consider and take action upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Who Can Vote:	Stockholders at the close of business on April 15, 2008.

The Board of Directors has fixed April 15, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

By Order of the Board of Directors,

Michael M. Tarnow
Chairman of the Board

April 22, 2008

ENTREMED, INC.

9640 Medical Center Drive
Rockville, Maryland 20850
(240) 864-2600

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To be held on Thursday, June 5, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of EntreMed, Inc., a Delaware corporation (the “Company”), the principal executive offices of which are located at 9640 Medical Center Drive, Rockville, Maryland 20850, for the Annual Meeting of Stockholders to be held at the University System of Maryland, The Universities at Shady Grove, 9630 Gudelsky Drive, Building II-Bethesda/Gaithersburg Room, Rockville, Maryland 20850-3481 on Thursday, June 5, 2008, at 10:00 a.m. (local time) and for any postponement, or adjournments thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company at the above stated address. Attendance at the Annual Meeting will not have the effect of revoking the proxy unless such written notice is given or the stockholder votes by ballot at the Annual Meeting.

If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy returned on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, including the election of the director nominees set forth under the caption “Election of Directors,” the approval of the amendment to the 2001 Long-Term Incentive Plan and the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company.

The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company’s stockholders is April 28, 2008.

Your vote is important.

Whether or not you plan to attend the Annual Meeting, please sign and return the accompanying proxy card so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes.

Common Questions Regarding Proxies

Q:	Why am I receiving this Proxy Statement and proxy card?

A:	You are receiving a Proxy Statement and proxy card from us because you own shares of Common Stock of the Company as of the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

Michael M. Tarnow, Chairman of the Company, and Cynthia Wong Hu, the Company’s General Counsel and Corporate Secretary, were named by the Board of Directors as proxy holders. Mr. Tarnow and Ms. Hu will vote all proxies, or record an abstention or withheld vote, in accordance with the directions on the proxy. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, please complete, sign and return your proxy card in advance of the meeting just in case you are unable to attend. You can always decide to vote in person. If no contrary direction is given, the shares will be voted as recommended by the Board of Directors.

Q:	What is the record date?

A:	The record date is April 15, 2008. Only holders of record of Common Stock and the Series A Convertible Preferred Stock (which votes on an as-converted basis with the Common Stock) as of the close of business on this date will be entitled to vote at the Annual Meeting.

Q:	How many shares are outstanding?

A:	As of the record date, the Company had 84,898,912 shares of Common Stock outstanding.

In addition, as discussed in greater detail in the Proxy Statement, Celgene Corporation owns 3,350,000 shares of our Series A Convertible Preferred Stock (the “Convertible Preferred Stock”). Celgene has the right to vote its Convertible Preferred Stock with the Common Stock on an “as converted” basis, currently equal to 16,750,000 shares of Common Stock. Celgene Corporation also holds 7,000,000 shares of Common Stock acquired through the exercise of warrants and acquired 864,864 shares in February 2006 and 2,500,000 shares in December 2006 pursuant to financing transactions. This means that at the Annual Meeting, Celgene will be allowed to vote as if it owned 27,114,864 shares of our Common Stock. On a pro-forma basis (assuming the conversion of the Convertible Preferred Stock), this represents approximately 27% of the shares of our Common Stock entitled to vote at the meeting. Therefore, we expect that Celgene’s vote may affect the outcome of the vote on each proposal.

Q:	What am I voting on?

A:	You are being asked to vote on the election of three directors to the terms described in the Proxy Statement, the approval of the amendment to the Company’s 2001 Long-Term Incentive Plan and the ratification of Ernst & Young LLP as the independent auditors of the Company, and to transact such other business as may properly come before the Annual Meeting or any postponement or adjournment.

Q:	How does the Board of Directors recommend I vote?

A:	Please see the information included in the proxy statement relating to the proposals to be voted on. Our Board of Directors unanimously recommends that you vote:

1. “FOR” each of the nominees to the Board of Directors

2. “FOR” the amendment to the Company’s 2001 Long-Term Incentive Plan

3. “FOR” ratification of Ernst & Young LLP as our independent auditor

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Delaware law and our Bylaws.

Q:	How do I vote?

A:	You may either vote by mail or in person at the Annual Meeting. To vote by mail, please sign your proxy card and mail it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted in accordance with your instructions. If you return a signed card but do not provide voting instructions, your shares will be voted based on the recommendations of the Board of Directors. We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares through a brokerage account and do not have a physical shares certificate, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting.

Q:	What does it mean if I receive more than one proxy card?

A:	It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

Q:	How many votes do you need to hold the meeting?

A:	A majority of the Company’s outstanding shares of Common Stock (on an as-converted basis) as of the record date must be present at the meeting, in person or in proxy, in order to hold the Annual Meeting and conduct business. This is called a quorum. Proxies received but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

Q:	What if I abstain from voting?

A:	Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. However, abstentions will have no effect on the election of directors. Accordingly, if a quorum is present, abstentions have no effect on the outcome of the vote for directors of the Company, but will count as a vote against the amendment to the Company’s 2001 Long-Term Incentive Plan and a vote against the ratification of the Company’s independent auditors.

Q:	If my shares are held in street name by my broker, will my broker vote my shares for me?

A:	Your broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote (such as the election of directors), or if you provide instructions on how to vote by following the instructions provided to you by your broker.

Q:	What if I don’t provide voting instructions to my broker?

A:	If your shares are held in street name and you do not provide voting instructions to your broker, then your shares will not be voted on matters which your broker does not have voting discretion and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such “broker non-votes,” however, will be counted in determining whether there is a quorum present.

Q:	How many votes must the nominees have to be elected?

A:	In order for a director to be elected, he or she must receive the affirmative vote of a plurality of the shares voted. In other words, the three nominees to receive the greatest number of votes cast will be elected.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. You may revoke your proxy at any time before its exercise. You may also revoke your proxy by voting in person at the Annual Meeting. If your shares are held in street name, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

Q:	How are votes counted?

A:	Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce the voting results at the Annual Meeting. We will also publish the results in our quarterly report on Form 10-Q for the second quarter of 2008. We will file that report with the Securities and Exchange Commission (SEC), and you can obtain a copy:

• by contacting EntreMed corporate offices via phone at (240) 864-2600 or by email at ginnyd@entremed.com;

• through the SEC’s EDGAR system at www.sec.gov or by contacting the SEC’s public reference room at (202) 551-8090.

VOTING SECURITIES

Holders of record of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and of the Company’s Series A convertible preferred stock, $1.00 par value per share (the “Convertible Preferred Stock”, and together with Common Stock, the “Shares”) as of the close of business on April 15, 2008 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting on all matters. On the Record Date, the Company had outstanding 84,898,912 shares of Common Stock and 3,350,000 shares of Convertible Preferred Stock convertible into 16,750,000 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting. Each outstanding share of Convertible Preferred Stock is entitled to one vote for each share of Common Stock into which the Convertible Preferred Stock is convertible, which is currently five. A majority of the outstanding shares of Common Stock, assuming the conversion of the Convertible Preferred Stock, entitled to vote on any matter and represented at the Annual Meeting, in person or by proxy, shall constitute a quorum.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Assuming a quorum is present, the affirmative vote of a plurality of the Shares cast in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect the director nominees. Broker non-votes will not affect the outcome of the election of directors.

The affirmative vote of a majority of the Shares cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is necessary to approve the amendment to the Company’s 2001 Long-Term Incentive Plan, and to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company. An abstention from voting on any of these proposals will have the same legal effect as a vote “against” the proposal, even though the stockholder may interpret such action differently. Broker non-votes will not be counted for any purpose in determining whether these proposals have been approved and will not affect the outcome of the vote on these proposals.

Celgene Corporation owns all of the 3,350,000 outstanding shares of our Convertible Preferred Stock. The terms of the Convertible Preferred Stock provide that the holders of the Convertible Preferred Stock have the right to one vote for each share of Common Stock into which such shares of Convertible Preferred Stock could then be converted. Celgene Corporation also acquired 7,000,000 shares of Common Stock through the exercise of warrants, and acquired 864,864 shares in February 2006 and 2,500,000 shares in December 2006 in connection with the Company’s financing transactions. This means that at the Annual Meeting, Celgene will be permitted to vote as if it owned 27,114,864 shares of our Common Stock. On a pro-forma basis (assuming the conversion of the Convertible Preferred Stock), this represents approximately 27% of the shares of our Common Stock entitled to vote at the meeting. Therefore, we expect that Celgene’s vote may affect the outcome on each proposal.

The Company is not currently aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Notice of Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL HOLDERS

The following table sets forth the beneficial ownership of the Company’s Common Stock as of March 31, 2008, for each Director (including nominees), each executive officer named in the Summary Compensation Table, by all Directors (including nominees) and executive officers of the Company as a group, and each person or group known by us to beneficially own more than 5% of our outstanding stock.

Percentage of
	Amount and Nature of		Common Stock
Name of Beneficial Owner	Beneficial Ownership(1)		Outstanding

Directors:
Michael M. Tarnow	488,539(2)		*
Donald S. Brooks	298,539(2)		*
Dwight L. Bush	239,789(2)		*
Ronald Cape, PhD	213,033(2)		*
Jennie C. Hunter-Cevera, PhD	258,539(2)		*
Peter S. Knight	327,447(2)		*
Mark C.M. Randall	316,789(2)		*
Named Executive Officers:
James S. Burns,	920,000(2)		*
President and Chief Executive Officer
Kenneth W. Bair, PhD	107,500(2)		*
Senior Vice President, Research & Development
Dane R. Saglio	285,500(2)		*
Chief Financial Officer
Carolyn F. Sidor, MD	313,483(2)		*
Vice President and Chief Medical Officer
Cynthia Wong Hu, JD	85,833(2)		*
Vice President, General Counsel & Secretary
Marc G. Corrado,	(3)		*
Former Vice President, Corporate Development(3)
All executive officers and directors as a group (12 persons)(4)	3,854,991(2	)(4)	4.37	%(4)
More than 5% Beneficial Owner:
Celgene Corporation	27,547,296(5)		26.99%
86 Morris Avenue
Summit, NJ 07901

(1)	Beneficial ownership is defined in accordance with the rules of the SEC and the information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power and also any shares that the person or entity can acquire within 60 days of March 31, 2008 through the exercise of any stock option or other right. For purpose of computing the percentage of outstanding shares of common stock held by each person or entity, any shares that the person or entity has the right to acquire within 60 days after March 31, 2008 are deemed to be outstanding with respect to such person or entity but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or entity. Unless otherwise noted, each individual has sole voting and investment power with respect to the shares shown in the table above.

(2)	Includes shares issuable upon exercise of options and warrants which are exercisable within 60 days in the following amounts: Michael M. Tarnow, 407,500; Donald S. Brooks, 242,500; Dwight L. Bush, 163,750; Ronald Cape, 147,500; Jennie C. Hunter-Cevera, 202,500; Peter S. Knight, 258,750; Mark C.M. Randall,

260,750; James S. Burns, 800,000; Kenneth W. Bair, 87,500; Dane R. Saglio, 278,200; Carolyn F. Sidor, 313,483; Cynthia Wong Hu, 77,500; and all officers and directors as a group, 3,239,933.

(3)	Mr. Corrado resigned as of December 17, 2007.

(4)	Does not include Mr. Corrado.

(5)	Includes 3,350,000 shares of the Company’s Series A convertible preferred stock convertible into 16,750,000 shares of common stock, and 432,432 shares exercisable under a warrant which the reporting person has a right to acquire within 60 days.

*	Less than 1%

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight members and is divided into three classes, as nearly equal in number as reasonably possible, with terms currently expiring at the Annual Meeting, the Annual Meeting of stockholders to be held in 2009 and the Annual Meeting of stockholders to be held in 2010. At the Annual Meeting, three directors will be elected by the stockholders to serve a three-year term. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board recommends that James S. Burns, Mark C. M. Randall and Jennie C. Hunter-Cevera be elected as directors of the Company, and it is intended that the accompanying proxy will be voted FOR the election as directors of the three persons named below, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote (unless authority has been withdrawn) for the election of such person or persons as shall be designated by management.

Each of the three nominees currently serves as a director of the Company. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

The information provided below is biographical information and business experience for the past five years of the three board nominees, as well as the directors whose terms will continue after the Annual Meeting. Age and other information are as of March 31, 2008. Information about the number of shares of common stock beneficially owned by each director as of March 31, 2008 appears on page 6 under the heading “Security Ownership of Management and Certain Beneficial Holders.” On April 1, 2008, Dr. Cape, whose term on the Board expires in 2009, informed the Company that as part of his personal retirement plan he will resign from the Board of Directors effective as of the Annual Meeting. Subsequently, the Board passed a resolution reducing the Board from eight members to seven, upon effectiveness of Dr. Cape’s retirement.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINATED DIRECTORS, AND SIGNED PROXIES THAT ARE RETURNED WILL BE SO VOTED UNLESS OTHERWISE INSTRUCTED ON THE PROXY CARD.

Vote Required

Election of each director requires the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the meeting. This means each nominee will be elected if he receives more affirmative votes than votes withheld for such director. Broker non-votes will not affect the outcome of the election of directors.

The following table sets forth the nominees to be elected at the Annual Meeting, our other current directors, the year each such nominee or director was first elected a director, the positions with the Company currently held by each nominee or director and the year each nominee’s or director’s current term will expire:

Nominee’s or Director’s Name		Year Current
and Year First Became a Director	Position(s) with the Company	Term will Expire

Nominees for Election:
James S. Burns — 2004	President, Chief Executive Officer & Director	2008
Jennie C. Hunter-Cevera, PhD — 2001	Director	2008
Mark C. M. Randall — 1996	Director	2008
Continuing Directors:
Michael C. Tarnow — 2003	Chairman of the Board of Directors	2009
Donald S. Brooks — 1996	Director	2010
Dwight L. Bush — 2004	Director	2010
Peter S. Knight — 2000	Director	2010
Director Stepping Down at Annual Meeting:
Ronald Cape, PhD	Director	2009

MANAGEMENT

Directors and Executive Officers

The following table sets forth the director nominees to be elected at the Annual Meeting, the directors and executive officers of the Company, their ages, and the positions currently held by each such person with the Company immediately prior to the Annual Meeting, as of March 31, 2008.

Name	Age	Position

Michael M. Tarnow	63	Chairman of the Board of Directors
Donald S. Brooks	72	Director
Dwight L. Bush(1)(4)	51	Director
Ronald Cape, PhD(2)(3)(7)	76	Director
Jennie C. Hunter-Cevera, PhD	60	Director (Nominee)
Peter S. Knight(1)(2)(3)(6)	57	Director
Mark C. M. Randall(1)(2)(5)	45	Director (Nominee)
James S. Burns	61	Director; President and Chief Executive Officer (Nominee)
Kenneth W. Bair, PhD	60	Senior Vice President, Research and Development
Dane R. Saglio	50	Chief Financial Officer
Cynthia Wong Hu, JD	38	Vice President, General Counsel & Corporate Secretary
Carolyn F. Sidor, MD	61	Vice President and Chief Medical Officer

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee

(4)	Chairman of Audit Committee

(5)	Chairman of the Compensation Committee

(6)	Chairman of the Nominating and Corporate Governance Committee

(7)	Retired effective as of the Annual Meeting

Michael M. Tarnow.  Mr. Tarnow was appointed Chairman of our Board in February 2003. Since 1995, Mr. Tarnow has been an advisor to and member of the boards of directors of several healthcare-related organizations in the U.S., Canada and Europe. He also serves on the Boards of the University of Illinois College of Law, Massachusetts College of Art Foundation and the Food Drug Law Institute. From 1995-2000, he was President and CEO of Boston-based Creative BioMolecules, Inc. Prior to that, he spent 22 years at Merck & Co., Inc., where he served in a wide variety of positions including heading corporate development, President and CEO of Merck Frosst Canada and Executive Vice President of Merck-Medco.

Donald S. Brooks.  Mr. Brooks has been a Director of the Company since April 1996 and was Vice President, Legal Affairs of the Company from 1998 until August 2001. Between 2001 and 2004, Mr. Brooks served as a consultant to the Company. Prior to that, Mr. Brooks was a practicing attorney and was previously employed by Merck and Co. for 27 years in various business and legal capacities. He currently serves as a member of the Board of Directors of BioDiem, Ltd., an Australian biotechnology company. In addition, he recently served as a director of Xenon Pharmaceuticals, Inc., a Canadian biotechnology firm, and currently acts as a consultant to that company.

Dwight L. Bush.  Mr. Bush has been a Director of the Company since June 2004. Mr. Bush is currently Managing Director of D.L. Bush & Associates, a Washington, DC-based financial advisory and business consulting firm. Mr. Bush was previously President & CEO of Urban Trust Bank, Urban Trust Holdings and President of UTB Education Finance, LLC from 2006 through 2007. From 2002-2006, Mr. Bush was a principal in an Arlington-based investment firm and prior to that served in various financial and management roles in financial institutions. Mr. Bush currently serves on the Board of Trustees of Cornell University, the GAVI Fund, and The National Symphony Orchestra.

Jennie C. Hunter-Cevera, PhD.  Dr. Hunter-Cevera has been a Director of the Company since June 2001. Dr. Hunter-Cevera is the President of the University of Maryland Biotechnology Institute. Prior to joining the University of Maryland in October 1999, Dr. Hunter-Cevera had been the head of the Center for Environmental Biotechnology at Lawrence Berkeley National Laboratory between November 1994 and October 1999, Director of Fermentation, Research and Development at Cetus Corporation and a scientist at E.R. Squibb and Company. She was co-founder of The Biotic Network and Blue Sky Laboratories in Sonora, CA. Dr. Hunter-Cevera was elected to the American Academy of Microbiology in 1995, the recipient of the 1996 SIM Charles Porter Award, elected as a SIM Fellow in 1997 and the 1999 Nath Lecturer at West Virginia University. She is the 2004 recipient of the ASM Porter Award for achievement in biodiversity research and was elected as a AAAS fellow in 2007.

Peter S. Knight.  Mr. Knight has been a Director of the Company since June 2000. Mr. Knight has been President of Generation Investment Management US, a London-based asset management company, since August 2004. From 2001-2003, he was a Managing Director of MetWest Financial. Prior to that, Mr. Knight’s business experience included serving as general counsel of Medicis Pharmaceutical and a practicing attorney. Mr. Knight’s experience also includes serving as chief of staff to Al Gore when Mr. Gore was a member of the U.S. House of Representatives and later the U.S. Senate and holding senior positions with four presidential campaigns, including serving as campaign manager for the successful 1996 re-election of President Clinton. Mr. Knight currently serves as a director of Medicis Pharmaceutical Corp. and Par Pharmaceuticals. He is also a director of Schroders’ mutual fund and hedge fund family, a member of the Cornell University College of Arts and Sciences Advisory Council, and the Johnson Schools Center for Sustainable Global Enterprise.

Mark C. M. Randall.  Mr. Randall has been a Director of the Company since April 1996. He has been CEO of Commander Asset Management Ltd. since May 2002. Prior to this appointment, he was associated with Sarasin International Securities Limited, a wholly owned subsidiary of Bank Sarasin and Cie, a private bank based in Switzerland, where he was a director and later a managing director.

James S. Burns.  Mr. Burns has been President and Chief Executive Officer of the Company since June 2004 and a Director since September 2004. From 2001-2003, Mr. Burns was a co-founder and served as President and as Executive Vice President of MedPointe, Inc. From 2000-2001, he served as a founder and Managing Director of MedPointe Capital Partners, a private equity firm that led a leveraged buyout to form MedPointe Pharmaceuticals. Mr. Burns’ experience includes serving as chairman, president and CEO of Osiris Therapeutics, Inc., vice chairman of HealthCare Investment Corporation, founding general partner of Healthcare Ventures L.P., group president at Becton Dickinson, and vice president and partner at Booz Allen & Hamilton, Inc. Mr. Burns currently is chairman of the executive committee of the American Type Culture Collection (ATCC), a director of Symmetry Medical, Inc., and a director of Vermillion, Inc.

Kenneth W Bair, PhD.  Dr. Bair joined EntreMed in October 2007 as Senior Vice President, Research and Development. Prior to joining EntreMed, from 2003 to 2006, Dr. Bair served as Senior Vice President and Head, BioPharmaceuticals Research at Chiron Corporation in Emeryville, California. From 2002 to 2003, Dr. Bair was Vice President, Discovery Oncology at Pharmacia Corporation in Peapack, New Jersey. From 1982 until joining Pharmacia, Dr. Bair held positions of increasing responsibility within the pharmaceutical industry, including Unit Head of Oncology at Novartis Pharmaceuticals Corporation and Executive Director and Head, Oncology Research Program, Sandoz Pharmaceuticals Corporation; and various oncology research positions at Burroughs Wellcome, Research Triangle Park, North Carolina.

Dane R. Saglio.  Mr. Saglio was named Chief Financial Officer in February 2003, having joined the Company in April 2000 as Corporate Controller. Prior to joining EntreMed, from 1996 to 2000, Mr. Saglio served as Director of Finance for Public Communications Associates, a New Jersey-based telecommunications company. Before that, he was Comptroller for a Washington, DC-based publicly traded real estate development and management company, Bresler & Reiner, Inc., for eight years. From 1985 until 1988, Mr. Saglio served as Accounting Manager for Sterling Software, Inc., having begun his career with Informatics General Corporation, a company that was acquired by Sterling Software, Inc. in 1985.

Carolyn F. Sidor, MD.  Dr. Sidor joined the Company in 2001 as Vice President, Clinical & Regulatory Affairs and was appointed Chief Medical Officer in September 2004. Dr. Sidor is a board-certified hematologist/medical oncologist. Prior to joining EntreMed, Dr. Sidor held various leadership positions at Cato Research Ltd., a prominent Clinical Research Organization (CRO), including Vice President, Scientific and Medical Development; Medical Director; Senior Clinical Research Physician; and Project Director.

Cynthia Wong Hu, JD.  Ms. Hu joined EntreMed in June 2006 as the company’s chief legal officer. Prior to joining EntreMed, Ms. Hu served as senior attorney for the business finance practice group at Powell Goldstein LLP in Washington, DC, where she advised clients on all corporate matters, including complex public and private financings, mergers and acquisitions, SEC and regulatory compliance, and corporate governance and compliance. Before that, Ms. Hu served as counsel for ING Annuities (formerly Golden American Life Insurance Company) focusing on compliance with securities laws.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors currently consists of eight members and is divided into three classes, as nearly equal in number as reasonably possible. On April 1, 2008, Dr. Cape notified the Company that, as part of his personal retirement plan, he intends to retire from the Board effective as of the date of the 2008 Annual Meeting. On April 3, 2008, consistent with the Company’s Bylaws, the Board voted to decrease the size of the board to seven (7) members upon the effective date of Dr. Cape’s retirement.

At its meeting held on March 6, 2008, the Board affirmatively determined that each of the directors, with the exception of Messrs. Burns and Brooks, qualify as “independent” as defined by applicable NASDAQ and SEC rules. In making this determination, the Board concluded that none of these members has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In determining the independent status of Mr. Tarnow, the Board considered his Board Service Agreement, his initial grant of 250,000 stock options in 2003 and his relationship with Ferghana Partners, Inc. (a financial advisory firm with whom the Company has done business) and determined that none of the foregoing would interfere with his exercise of independent judgment in carrying out the responsibilities of a director. Mr. Tarnow does not serve on any independent committees.

Board Meetings

The Board of Directors of the Company held five meetings during the fiscal year ended December 31, 2007 (“fiscal 2007”). Each director attended 75% or more of the meetings of the Board of Directors and committees of which they were members. The Company encourages, but does not require, Board members to attend the Company’s annual meeting of shareholders. All of the Company’s current directors attended the Annual Meeting of Shareholders in 2007.

Board Committees

The Board of Directors has three standing committees. These are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each member of these committees is independent as defined under applicable NASDAQ and SEC rules. Each of the committees has a written charter approved by the Board. The current members of the committees are identified below:

Nominating &
Corporate
Director	Audit	Compensation	Governance

Peter S. Knight	X	X	X
(chair)
Dwight L. Bush	X (chair & financial expert)
Ronald Cape, PhD(1)		X	X
Mark C. M. Randall	X	X (chair)

(1)	On April 1, 2008, Dr. Cape retired from the Board, effective as of the 2008 Annual Meeting.

Audit Committee

The primary purpose of the Audit Committee is to oversee (a) management’s preparation of the financial statements and management’s conduct of the Company’s accounting and financial reporting process, (b) management’s maintenance of the Company’s internal control over financial reporting, (c) the Company’s compliance with legal and regulatory requirements, and (d) the qualifications, independence and performance of the Company’s independent auditors. The Audit Committee held four meetings during fiscal 2007.

The Company’s independent auditors are ultimately accountable to the Audit Committee in its capacity as a committee of the Board. The Audit Committee has sole authority and responsibility to appoint, compensate, oversee, evaluate, and, where appropriate, replace the Company’s independent auditors. In addition, the Audit Committee must approve any audit and permitted non-audit services to be provided by the Company’s independent auditors.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.entremed.com. During fiscal 2007, the Audit Committee consisted of Dwight L. Bush, Mark C. M. Randall and Peter S. Knight. All members of the Audit Committee meet the independence and financial literacy requirements as defined by applicable NASDAQ and SEC rules. The Board of Directors has determined that Dwight L. Bush, Chairman of the Audit Committee, is an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Compensation Committee

The Compensation Committee develops and recommends to the Board of Directors the compensation and benefits of the Chief Executive Officer and all officers (Vice Presidents and above) of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company and administers the Company’s stock option plans. Additional information regarding the Compensation Committee’s policies, processes and procedures for the consideration of executive compensation is addressed in the Compensation Discussion and Analysis section below. The Compensation Committee held four meetings during fiscal 2007 and took action by unanimous written consent two times.

The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on our website at www.entremed.com. During fiscal 2007, the Compensation Committee consisted of Mark C.M. Randall, Peter S. Knight and Ronald Cape. All members of the Compensation Committee are “independent” as defined by applicable NASDAQ rules.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for recommending to the Board the slate of director nominees to be elected at the Company’s Annual Meetings of Stockholders, recommending to the Board persons to fill vacancies on the Board and the members of all standing Board committees, and making other determinations relating to the Board and appropriate standards for its members. The Nominating and Corporate Governance Committee held one meeting during fiscal 2007.

The Board has adopted a Charter for the Nominating and Corporate Governance Committee, a copy of which is available on our website at www.entremed.com. During fiscal 2007, the Nominating and Corporate Governance Committee consisted of Peter S. Knight and Ronald Cape. All members of the Nominating and Corporate Governance Committee are “independent” as defined by applicable NASDAQ rules.

Director Candidates

The Nominating and Corporate Governance Committee identifies potential nominees from various sources, including personal contacts and the recommendations of current directors and executive officers. In the past the

Company has used third party consultants to assist in identifying and evaluating potential nominees and the Nominating and Corporate Governance Committee may do so in the future.

The Nominating and Corporate Governance Committee will consider nominees for director recommended by a stockholder. Stockholders who wish to recommend a director nominee for consideration by the Nominating and Corporate Governance Committee should submit a nomination in accordance with the procedures outlined in the Company’s Bylaws, if any, or other procedures adopted by the Nominating and Corporate Governance Committee. Currently, the Committee’s procedures require stockholders to provide written notice of a proposed nominee to: EntreMed, Inc., Attn: Secretary, 9640 Medical Center Drive, Rockville, MD., 20850, not later than 90 days before the date on which the previous year’s proxy was mailed. Such notice must include all information relating to such proposed nominee that would be required to be disclosed in solicitations of proxies for the election of directors, including such proposed nominee’s: (i) name, age and business or home address; (ii) business experience, including principal occupation or employment; and (iii) beneficial ownership of Company securities, including class and the number of shares. The nomination should also include the name and home or business address of the stockholder making such recommendation, the number of shares beneficially owned by such person and the manner in which such shares are held (i.e. directly or in street name). Additionally, if applicable, the notice must include a description of all arrangements or understands between or among the stockholder giving the notice, the beneficial owner on whose behalf the notice is given, each nominee and any other person pursuant to which the nominations are being made by the stockholder, as well as any other information required to be included in the proxy statement with respect to the nominee if such nominee had been nominated by the Board of Directors. Any such recommendation must also be accompanied by a written consent of the proposed nominee to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders.

The Nominating and Corporate Governance Committee does not have specific, minimum qualifications for nominees and has not established specific qualities or skills that it regards as necessary for one or more of the Company’s directors to possess. In evaluating potential director candidates, the Committee may take into account all factors and criteria it considers appropriate, which shall include, among others:

•	Whether the director/potential director possesses personal and professional integrity, sound judgment and forthrightness;

•	The director/potential director’s educational, business or scientific experience and other directorship experience;

•	Whether the director/potential director assists in achieving a mix of Board members that represents a diversity of background and experience;

•	Whether the director/potential director, by virtue of particular business, professional or technical expertise, experience or specialized skill relevant to the Company’s current or future business, will add specific value as a Board member;

•	Whether the director/potential director meets the independence requirements of NASDAQ listing standards; and

•	Whether the director/potential director is free from conflicts of interest with the Company.

There are no differences in the manner in which the Committee evaluates potential director nominees based on whether the potential nominee was recommended by a stockholder or through any other source.

On April 1, 2008, Dr. Cape informed the Company that, as part of his personal retirement plan, he intends to retire from the Board effective as of the date of the Annual Meeting. On April 3, 2008, consistent with the Company’s Bylaws, the Board approved decreasing the size of the Board from eight to seven members upon the effective date of Dr. Cape’s retirement.

Executive Sessions of Independent Directors

Non-management members of the Board typically meet without the employee director of the Company following regularly scheduled in-person meetings of the Board of Directors. Executive sessions of the independent directors are held regularly following each regularly scheduled in-person meeting of the Board of Directors. These executive sessions include only those directors who meet the independence requirements promulgated by NASDAQ, and Mr. Tarnow is responsible for chairing these executive sessions.

Compensation Committee Interlocks and Insider Participation

During 2007, Messrs. Cape, Knight and Randall served as members of the Compensation Committee. No member of the Compensation Committee was an employee or former employee of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure herein.

During 2007, no executive officer of the Company served as: (i) a member of the Compensation Committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the Compensation Committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

Code of Ethics

The Company has adopted a Code of Ethics, as defined in applicable SEC and FINRA rules, which applies to the Company’s directors, officers and employees, including the Company’s principal executive officer and principal financial and accounting officer. The Company intends to disclose any amendment to or waiver of a provision of the Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website available at www.entremed.com. The Code of Ethics is available on the Company’s website at www.entremed.com.

Director Compensation

See the Director Compensation Table on page 36 for information on director compensation.

Communications with the Board

Any stockholder who wishes to send any communications to the Board or to individual directors should deliver such communications to the Company’s executive offices, 9640 Medical Center Drive, Rockville, MD 20850, ATTN: Associate Director, Corporate Communications & Investor Relations (Ginny Dunn - ginnyd@entremed.com). Any such communication should indicate whether the communication is intended to be directed to the entire Board or to a particular director(s), and must indicate the number of shares of Company stock beneficially owned by the stockholder. The Associate Director, Corporate Communications & Investor Relations will forward appropriate communications to the Board and/or the appropriate director(s). Inappropriate communications include correspondence that does not relate to the business or affairs of the Company or the functioning of the Board or its committees, advertisements or other commercial solicitations or communications, and communications that are frivolous, threatening, illegal or otherwise not appropriate for delivery to directors.

Celgene’s Rights with Respect to the Board of Directors

Pursuant to the Securities Purchase Agreement whereby Celgene Corporation purchased its shares of our Convertible Preferred Stock, Celgene has the right to appoint up to two directors to our Board of Directors. If no Celgene designee is sitting on the Board, however, Celgene may appoint an observer to participate in Board meetings, although the observer does not vote. Celgene has not designated any directors to sit on our Board, but it has designated an observer who receives notices and attends Board of Directors’ meetings.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE COMPANY’S 2001 LONG-TERM
INCENTIVE PLAN, AS AMENDED

General

The Board has approved an amendment to the 2001 Long-Term Incentive Plan (the “2001 Plan”), subject to stockholder approval, to increase the maximum aggregate number of shares authorized for issuance under the 2001 Plan from 8,250,000 shares to 9,250,000 shares.

On March 6, 2008, the Board adopted the amendment to increase the number of shares authorized for issuance under the 2001 Plan to ensure that the Company can continue to grant stock-based awards to directors and employees of and consultants to the Company at levels determined appropriate by the Board and a committee or committees appointed by the Board to administer the 2001 Plan. Management and the Board believe that the use of stock-based compensation is important to the Company to recruit and retain qualified persons.

Description of the 2001 Plan

The following summary of the material features of the 2001 Plan, as proposed to be amended, is qualified in its entirety by reference to the full text of the 2001 Plan, a copy of which is attached as Appendix A to this proxy statement. Unless otherwise specified, capitalized terms used herein have the meanings assigned to them in the 2001 Plan.

Eligibility

The 2001 Plan authorizes the grant of stock options (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing to all persons who are at the time of the grant of an award employees (including persons who may become employees), officers, directors, or consultants of the Company, or of any Affiliate of the Company, as may be selected from time to time. Only employees of the Company, or of any Parent or Subsidiary of the Company, are eligible to receive grants of incentive stock options. As of March 31, 2008, 54 employees and officers and 7 non-executive directors of the Company are eligible to receive grants under the 2001 Plan. The number of consultants to the Company eligible to receive grants under the 2001 Plan is not determinable.

Administration

The 2001 Plan is administered by the Board of Directors or by a committee or committees appointed by the Board (all of which will hereinafter be referred to as the “Administrator”). The Administrator has all the powers vested in it by the terms of the 2001 Plan, including the authority to determine eligibility, grant awards, prescribe stock option grant agreements (a “Grant Agreement”) evidencing such awards, establish programs for granting awards, determine whether a stock option shall be an incentive stock option or a nonqualified stock option, determine any exceptions to nontransferability, establish any Performance Goals applicable to Awards, determine the period during which Awards may be exercised and the period during which Awards shall be subject to restrictions, and otherwise administer the 2001 Plan. In making these determinations, the Administrator may take into account the nature of the services rendered or to be rendered by the Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Administrator in its discretion shall deem relevant. The Administrator may delegate to the Chief Executive Officer of the Company the power to administer the 2001 Plan and to exercise the full authority of the Administrator with respect to awards granted to specified Participants or groups of Participants.

Shares Available For The Plan

If the stockholders approve the increase in the aggregate number of Shares authorized for issuance under the 2001 Plan, a maximum of 9,250,000 Shares will be available for grants and Awards, an increase of 1,000,000 Shares.

At March 31, 2008, approximately 512,337 Shares (excluding any Shares that might in the future be returned to the 2001 Plan as a result of cancellations or expiration of options) remained available for future grants under the 2001 Plan.

If an Award expires or terminates unexercised or is forfeited, or if any Shares are surrendered to the Company in connection with an Award, the Shares subject to such Award and the surrendered Shares will become available for further Awards under the 2001 Plan. The number of Shares subject to the 2001 Plan (and the number of Shares and terms of any Award) may be adjusted by the Administrator in the event of any change in the outstanding Common Stock by reason of any stock dividend, spin-off, split-up, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of Shares and the like.

A maximum of 250,000 such Shares may be granted to an individual during any calendar year period.

Stock Options

The 2001 Plan authorizes the grant of incentive stock options and nonqualified stock options. Incentive stock options are stock options that satisfy the requirements of Section 422 of the Internal Revenue Code (the “Code”). Nonqualified stock options are stock options that do not satisfy the requirements of Section 422 of the Code. Options granted under the 2001 Plan would entitle the grantee, upon exercise, to purchase a specified number of Shares from the Company at a specified exercise price per Share. The period of time during which an option may be exercised, as well as any vesting schedule, is determined by the Administrator, except that no option may be exercised more than 10 years after the date of grant. Additionally, the exercise price per Share and manner of payment for Shares purchased pursuant to options are determined by the Administrator and, in the case of nonqualified stock options, options must have an exercise price at least equal to the par value of the Common Stock.

Incentive stock options must comply with Section 422 of the Code. Incentive stock options, thus, must have an exercise price at least equal to Fair Market Value of stock underlying the option on the date of grant. Additionally, no incentive stock option may be granted under the 2001 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any parent corporation or subsidiary corporation, as defined in Sections 424(e) and (f) of the Code, respectively, of the Company, unless the option’s exercise price is at least 110% of the Fair Market Value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 2001 Plan, the aggregate Fair Market Value, determined at the time of the grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

Other Awards

In addition to stock options, the 2001 Plan authorizes the grant of restricted stock, stock appreciation rights, stock awards, phantom stock and performance awards. To date, the Company has issued only options and restricted stock awards under the 2001 Plan. The Company does not currently expect to issue any other type of Awards under the 2001 Plan.

Subject to the terms of a particular grant, the exercise of a stock appreciation right under the 2001 Plan would entitle the grantee to receive in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement, the excess of the Fair Market Value of a specified number of Shares on the date of exercise over the base price per Share specified in the Grant Agreement. The 2001 Plan also authorizes the grant of restricted and unrestricted stock awards on terms and conditions, which terms and conditions may condition the vesting or payment of such awards on the achievement of one or more Performance Goals (as described below) established by the Administrator.

In addition, the 2001 Plan authorizes the grant of phantom stock in the form of awards denominated in stock-equivalent units on terms and conditions, which terms and conditions may condition the vesting or payment of such awards on the achievement of one or more Performance Goals (as described below), established by the Administrator. An award of phantom stock may be settled in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement.

Finally, the 2001 Plan authorizes the grant of performance awards, which become payable upon attainment of one or more Performance Goals established by the Administrator. Performance awards may be paid in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement.

Performance Goals

In its discretion, the Administrator may condition the grant, vesting or payment of Awards under the Plan on the attainment of Performance Goals. The term “Performance Goals” means performance goals established by the Administrator which may be based on one or more business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company and/or one or more of its Affiliates either separately or together, over such performance period as the Administrator may designate, including, but not limited to, business criteria based on operating income, earnings or earnings growth, sales, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Administrator, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.

Transferability

Except as otherwise determined by the Administrator or provided in a Grant Agreement, Awards granted under the 2001 Plan are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Code Section 414(p). Unless otherwise determined by the Administrator, Awards may be exercised only by the grantee or by permitted transferees during the lifetime of the grantee or, in the event of legal disability, by the grantee’s guardian or legal representative.

Amendment and Termination

The Board of Directors may amend, alter or terminate the 2001 Plan, or any portion thereof, at any time. No award may be granted under the 2001 Plan after the close of business on May 14, 2011. Subject to other applicable provisions of the Plan, all awards made under the 2001 Plan prior to the termination of the 2001 Plan will remain in effect until those awards have been satisfied or terminated.

Summary of Certain Federal Income Tax Consequences

General

The following discussion briefly summarizes certain federal income tax aspects of stock options, stock appreciation rights, stock awards, phantom stock, and performance awards granted under the 2001 Plan. The rules governing the tax treatment of awards and the receipt of Shares and/or cash in connection with such awards are quite technical, so the following description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local law may not be the same as under the federal income tax laws.

Incentive Stock Options

In general, a grantee will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the Fair Market Value of the stock on the exercise date is an adjustment item for purposes of the alternative minimum tax. Further, if a grantee does not exercise an incentive stock within certain specified periods after termination of employment, the grantee will recognize ordinary income on the exercise of an incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below. The general rule is that gain or loss from the sale or exchange of Shares acquired on the exercise of an incentive stock option will be treated as capital gain or loss. If certain holding period requirements are not met, however, the grantee generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be capital loss.

Nonqualified Stock Options, Stock Appreciation Rights, Phantom Stock, and Performance Awards

A grantee generally is not required to recognize income on the grant of a nonqualified stock option, a stock appreciation right, or on the award of phantom stock or a performance award. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or stock appreciation right is exercised, or in the case of an award of phantom stock or a performance award on the date of payment of such award in cash or Shares. In general, the amount of ordinary income required to be recognized, (a) in the case of a nonqualified stock option, is an amount equal to the excess, if any, of the Fair Market Value of the Shares on the exercise date over the exercise price, (b) in the case of a stock appreciation right, the amount of cash and the Fair Market Value of any Shares received on exercise, and (c) in the case of an award of phantom stock or a performance award, the amount of cash and the Fair Market Value of any Shares received. In all three instances, ordinary income also includes the amount of any taxes withheld upon payment of the award.

Restricted Stock

Shares of restricted stock awarded under the 2001 Plan will be subject to a substantial risk of forfeiture for the period of time specified in the award. Unless a grantee of Shares of restricted stock makes an election under Section 83(b) of the Code as described below, the grantee generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the substantial risk of forfeiture lapses, the grantee will be required to recognize ordinary income in an amount equal to the excess, if any, of the Fair Market Value of the Shares on such date over the amount, if any, paid for such Shares. If a grantee makes a Section 83(b) election to recognize ordinary income on the date the Shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the Fair Market Value of the Shares on the date of award over the amount, if any, paid for such Shares. In such case, the grantee will not be required to recognize additional ordinary income when the substantial risk of forfeiture lapses.

Unrestricted Stock

In general, a grantee is required to recognize ordinary income on the date of issuance of such unrestricted Shares to the grantee equal to the excess, if any, of the Fair Market Value of such Shares on such date over the amount, if any, paid for such Shares.

Gain or Loss On Sale or Exchange of 2001 Plan Shares

In general, gain or loss from the sale or exchange of Shares granted or awarded under the 2001 Plan will be treated as capital gain or loss, provided that the Shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of Shares acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a grantee generally will be required to recognize ordinary income upon such disposition.

Deductibility By Company

The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a grantee is required to recognize income as a result of a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a nonqualified stock option (including an incentive stock option that is treated as a nonqualified stock option, as described above), a stock appreciation right, a stock award, phantom stock, or a performance award, the Company generally will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the grantee, provided that certain income tax reporting requirements are satisfied.

Parachute Payments

Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a 20% excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. If the Administrator, in its discretion, grants awards, the exercise date, vesting or payment of which is accelerated by a change in control of the

Company, such acceleration of the exercise date, vesting or payment would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

Performance-Based Compensation

Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly held corporation to certain executives to the extent the amount paid to the executive exceeds $1 million for the taxable year. The 2001 Plan has been designed to allow the Administrator to make awards under the 2001 Plan that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

Tax Rules Affecting Nonqualified Deferred Compensation Plans

Awards under the 2001 Plan may be subject to federal income tax rules under Section 409A of the Code that apply to “nonqualified deferred compensation plans.” Failure to comply with the new rules or qualify for an exemption in respect of an Award could result in significant adverse tax results to the grantee of such Award, including immediate taxation of the Award upon vesting (and possible immediate taxation upon vesting of the grantee’s other Awards under the 2001 Plan and awards under certain other plans), a penalty tax of 20 percent of the amount of income so recognized, plus a special interest payment. The 2001 Plan is designed to allow the grant of Awards which are intended to comply with the Section 409A rules or qualify for an exemption therefrom.

Options under Employee Benefit Plans

The following table discloses certain information about the options issued and available for issuance under all outstanding Company option plans, as of December 31, 2007.

	(a)	(b)	(c)
Number of Securities
	Number of		Remaining Available for
	Securities to be		Future Issuance Under
	Issued Upon Exercise	Weighted-Average	Equity Compensation
	of Outstanding	Exercise Price of	Plans [Excluding
	Options, Warrants	Outstanding Options,	Securities Reflected in
Plan Category	and Rights	Warrants and Rights	Column (a)]

Equity compensation plans approved by security holders	8,671,308	$6.81	455,162
Equity compensation plans not approved by security holders	131,113	$3.71	0
Total	8,802,421	$6.79	455,162

Warrants issued under the unauthorized plans represent compensation for consulting services rendered by the holders.

Vote Required For Approval

The affirmative vote of a majority of the total votes cast by the stockholders present at the meeting, in person or by proxy, and entitled to vote on this proposal is necessary for approval of the amendment to the 2001 Plan. If you submit a proxy without direction as to a vote on this matter, the proxy will be voted “FOR” the proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not be treated as votes cast and will have no effect on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2001 LONG-TERM INCENTIVE PLAN.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee, which is composed solely of independent members of the Board of Directors, Messrs. Randall (chairman), Cape and Knight assist the Board in fulfilling its responsibilities with regard to compensation matters, and is responsible under its Committee charter for determining the compensation of our executive officers. The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management, including our Chief Executive Officer, James S. Burns, and our Chief Financial Officer, Dane R. Saglio. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement.

Compensation Committee

Mark C.M. Randall, Chairman
Ronald Cape, PhD
Peter S. Knight

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the executive officers is fair, reasonable and competitive. The Compensation Committee is comprised entirely of independent directors, consisting of Mark C. M. Randall, Peter S. Knight and Ronald Cape.

It is the Committee’s responsibility to:

•	Make recommendations and report to the Board of Directors concerning matters of executive compensation;

•	Administer the Company’s executive incentive plans;

•	Review compensation plans, programs and policies; and

•	Monitor the performance and compensation of executive officers.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, which aligns executives’ interests with those of the stockholders with the ultimate objective of improving stockholder value, while at the same time attracting, motivating and retaining senior management. The Compensation Committee’s executive compensation philosophy (which applies generally to all Company management, including its executive officers) considers a number of factors, which include:

•	Providing levels of compensation competitive with companies at a comparable stage of development and in the Company’s geographic area;

•	Integrating management’s compensation with the achievement of performance goals;

•	Maintaining an appropriate balance between base salary and performance-based compensation, with a higher proportion of compensation being performance-based as salary grade increases; and

•	Recognizing and providing incentive for individual initiative and achievement.

Elements of 2007 Executive Compensation

The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and stock-based compensation that reward performance as measured against established goals. For the fiscal year ended December 31, 2007, the principal components of compensation for named executive officers were:

•	base salary;

•	bonus; and

•	long-term equity incentive compensation

In November 2006, the Compensation Committee’s independent compensation consultant, Arnosti Consulting, was engaged to conduct a review of the Company’s total compensation program for the Chief Executive Officer, as well as for other key executives and for the Board of Directors. The consultant’s review and analysis included executive compensation for fiscal 2007. The consultant reports directly to the Compensation Committee.

The Committee believes that relying solely on an internal approach may lead the Company to pay either too much or too little relative to the market for executive talent. Therefore, in connection with executive compensation for fiscal 2007, the Company benchmarked all elements of total compensation, which consist of base salary, bonus, and long-term equity incentive compensation to the competitive marketplace. The Company benchmarked its named executive officer compensation because the Committee believes this is the best way to determine whether such compensation is competitive with the Company’s labor market for executive talent. The Company compares its levels of executive compensation to a peer group of publicly-traded biotechnology and pharmaceutical companies that are believed to be generally comparable to the Company. The market data initially included over 100 companies selected based on standard industry codes and market capitalization. The consultant then worked with management to narrow the list of approximately 40 companies focusing on business models, market capitalization and headcount against which the Company believes that it competes for executive talent. The compensation peer group will be periodically reviewed by the Committee and updated.

Based on the compensation peer group, the compensation consultant compiled data from the Equilar database of proxy-related materials and the 2006 Radford Biotechnology compensation surveys including data on cash compensation in similar size companies as well as equity information from Radford’s Options as a Percent of Outstanding Shares: Public Companies Only survey. Within the compensation peer group, the Company generally sets compensation for executive officers at the 25th to 50th percentile of compensation paid to similarly situated executives of such company group. No variation to this objective was made in setting 2007 salaries, but may be made in the future if dictated by market factors or the experience level of any new executive.

Base Salary

For each of the named executive officers, a minimum base salary is established by the terms of an employment contract. In accordance with the Company’s customary practices, those base salaries are reviewed annually and subject to adjustment by the Committee. Although the Committee has the final authority to set base salaries, the Committee generally solicits and considers the recommendations of the Chief Executive Officer with respect to the Company’s senior management. The Chief Executive Officer reviewed the benchmark data and presented the Committee with recommendations for adjustments to the fiscal 2007 base salary based on his assessment of the executive’s performance and criticality to the business. This assessment was based on the duties and responsibilities that we expect each executive to discharge during the current year, the executive’s performance during the previous year, and the executive’s total compensation opportunity. The Chief Executive Officer’s presentation to the Committee also included a proposed adjustment to his base salary that the Committee considered in the context of their evaluation of his performance.

Base salaries for each individual were not targeted at any specific percentile within the group of companies considered. On December 18, 2006, the Committee approved increases in base salary for fiscal 2007 ranging from 3.4% to 7.7% after reviewing the recommendations of the Chief Executive Officer. Those adjustments are set forth below:

Name	2006		2007

James S. Burns President and Chief Executive Officer	$400,000		$414,000
Kenneth W. Bair, PhD Senior Vice President, Research & Development	N/A		$320,000	(1)
Dane R. Saglio Chief Financial Officer	$232,000		$240,000
Carolyn F. Sidor, MD Vice President and Chief Medical Officer	$260,000		$280,000
Cynthia Wong Hu, JD Vice President, General Counsel & Secretary	$216,000	(2)	$230,000

(1)	Reflects base salary on an annualized basis. Dr. Bair’s date of hire was October 16, 2007. Actual salary received for the period October 16, 2007 through December 31, 2007 was $53,000. In addition, Dr. Bair received a relocation expense payment in the amount of $100,000.

(2)	Reflects base salary on an annualized basis. Ms. Hu’s date of hire was June 1, 2006. Actual salary received for the period June 1, 2006 through December 31, 2006 was $117,000.

Bonuses

Cash incentives for our executive officers are provided based upon achieving Company objectives and individual performance goals, including the qualitative aspects of strategic decisions, the execution of Company initiatives, and successfully meeting significant challenges that face the Company and the biotechnology industry in general. This focus on the quality of management’s decisions takes into account the ability of an executive manager to adapt to unique situations and changing conditions while balancing short-term strategies with long-term objectives. The Compensation Committee believes that this approach will properly reward key executive officers for their leadership in a changing business environment and in making strategic adjustments to our business plans that are in the best interests of the Company, its stockholders and its employees.

Employment contracts with the named executive officers include specified minimum bonus opportunities expressed as a percentage of base salary as follows:

James S. Burns President and Chief Executive Officer	40%
Kenneth W. Bair, PhD Senior Vice President, Research & Development	30%
Dane R. Saglio Chief Financial Officer	25	%(1)
Carolyn F. Sidor, MD Vice President and Chief Medical Officer	25%
Cynthia Wong Hu, JD Vice President, General Counsel & Secretary	25%

(1)	No specific percentage is expressed in Mr. Saglio’s employment contract, but, consistent with the bonus targets available to other named executive officers, the Company recognizes an implied 25% bonus target.

The payment of cash bonuses is within the sole discretion of the Compensation Committee and is based, in part, on achieving specific Company goals and milestones that relate to our products, our people, and our program objectives, and the Compensation Committee’s subjective assessment of individual performance during the year. The Company takes a team-based approach to the achievement of Company objectives and milestones. The Company’s principal milestones and objectives for 2007 were met. The Committee also solicits and gives consideration to the views of the Chief Executive Officer with respect to the individual performance of the named executive officers. As described above, in November 2007, the Compensation Committee engaged its independent compensation consultant to conduct a review of the Company’s total compensation program for executive officers, including a review and analysis of proposed 2007 bonuses and long-term equity incentive compensation.

For the year ended December 31, 2007, the Compensation Committee recommended the payment of bonuses as set forth under the “Non-E quity Incentive Plan Compensation” column in the Summary Compensation Table on page 26. As described below, the Compensation Committee considered peer company data provided by an independent consultant and its subjective assessment of such performance-related factors as it deemed appropriate. The bonus payments received by Mr. Burns, Dr. Sidor and Ms. Hu equaled the minimum bonus target specified in their respective employment contracts. Mr. Saglio, whose employment contract does not provide for a target bonus percentage, received a 25% bonus which equaled the bonus percentage received by Dr. Sidor and Ms. Hu. Dr. Bair, whose employment start date was October 16, 2007, received a pro rata bonus equaled to a bonus percentage of 28%, if his service had been for a full year.

Long-Term Equity Incentive Compensation

Consistent with its belief that equity ownership by senior management is beneficial in aligning the interests of senior management with those of the stockholders, the Company provides potentially significant long-term incentive opportunities to its senior management through discretionary grants of stock options, thereby emphasizing the potential creation of long-term stockholder value. The Compensation Committee considers stock options effective long-term incentives because an executive can profit only if the value of the Common Stock increases. The Compensation Committee does not, however, target a specific level or have a formula for stock option grants. In making these grants, the Compensation Committee considers its subjective assessment of the Company’s past financial performance and future prospects, an executive officer’s current level of ownership of the Common Stock, the period during which an executive officer has been in a key position with the Company, individual performance and competitive practices within the Company’s compensation peer group. The Compensation Committee also considers recommendations from our President and Chief Executive Officer regarding option grants for members of senior management. In addition, the compensation consultant’s review of the Company’s total compensation program for executive officers included a review and analysis of proposed 2007 long-term equity incentive compensation. The proposed stock option grants generally fell below the 25th percentile of compensation paid to similarly situated executives in the Company’s compensation peer group.

Although stock options serve as the primary form of stock-based compensation, the Committee may make other types of awards from time to time. In March 2005, for example, the Committee approved possible future awards of up to 150,000 shares of restricted stock to Mr. Burns. The awards of restricted stock only will be made upon the attainment of stock price-based performance milestones. In addition, upon receipt, the awards will be subject to additional vesting requirements. As of December 31, 2007, no shares of restricted stock had been awarded under this agreement.

For the year ended December 31, 2007, the Compensation Committee granted stock options as set forth in the Summary Compensation Table on page 26. As described below, the Compensation Committee considered peer company data provided by an independent consultant and its subjective assessment of such performance-related factors as it deemed appropriate.

Perquisites and Post-Employment Compensation

We limit the perquisites that we make available to our executive officers. Our executives are entitled to no benefits that are not otherwise available to all of our employees. The Company does not provide pension arrangements or post-retirement coverage for our executives or employees.

Our executive officers are eligible to participate in our 401(k) contributory defined contribution plan. In any plan year, we contribute to each participant a matching contribution equal to 50% of the first 6% of the participant’s compensation contributed to the plan, subject to the maximum deferral contribution limit defined by the Internal Revenue Service annually. Other than James S. Burns and Kenneth W. Bair, all our executive officers participated in our 401(k) plan during fiscal 2007 and received matching contributions. Our health and insurance plans are the same for all employees.

Change-In-Control Severance Agreements in 2007

The Company entered into Change-in-Control Severance Agreements with James S. Burns, Dane R. Saglio, Carolyn F. Sidor, and Cynthia Wong Hu on April 16, 2007 and with Kenneth W. Bair on October 16, 2007. These agreements provide for certain benefits either upon an involuntary termination of employment, other than for cause, or resignation for “good reason”, after a “Triggering Event.”

A Triggering Event includes a merger of the Company with and into an unaffiliated corporation if the Company is not the surviving corporation or the sale of all or substantially all of the Company’s assets. “Good reason” generally means any material diminution or change in salary, responsibilities or title; relocation to an office more than 50 miles from Company headquarters; failure to continue health benefits; a failure to pay deferred compensation due under any plan; or the failure to honor any material aspect of the employment agreement.

The benefits to be received by the executive officer whose employment is terminated after a Triggering Event occurs include: (i) receipt of a lump sum severance payment equal to the executive’s then current annual salary (in the case of Mr. Burns, eighteen months salary, and in the case of Dr. Bair, eighteen months salary in the event his employment is terminated prior to the third year anniversary of his employment start date, or twelve months salary in the event his employment is terminated on or after the third year anniversary of his start date) and the average of the two prior year’s bonuses; (ii) pro rata current year bonus; and (iii) continuation of life, health and disability benefits for twelve months after the termination of employment (in the case of Mr. Burns, eighteen months, and in the case of Dr. Bair, eighteen months in the event his employment is terminated prior to the third year anniversary of his employment start date, or twelve months in the event his employment is terminated on or after the third year anniversary of his start date).

If a Triggering Event and termination of employment had hypothetically occurred as of December 31, 2007, we estimate that the value of the benefits under the Change-In-Control Severance Agreements would have been as follows:

		Bonus		Accelerated
	Base Salary	Severance		Vesting
	Severance	Payment	Continuation of	of Stock
	Payment	Estimate	Insurance Benefit	Options
Name and Principal Position	(1)($)	(2)($)	(3)($)	(4)($)

James S. Burns	$621,000	$335,000	$18,464	$229,200
President and Chief Executive Officer
Kenneth W. Bair, PhD	$480,000	$15,000	$18,464	$233,789
Senior Vice President, Research & Development
Dane R. Saglio	$240,000	$116,500	$17,878	$70,955
Chief Financial Officer
Carolyn F. Sidor, MD	$280,000	$152,500	$12,308	$96,339
Vice President and Chief Medical Officer
Cynthia Wong Hu, JD	$230,000	$88,000	$17,878	$100,986
Vice President, General Counsel & Secretary

(1)	Payment is based on each executive officer’s 2007 base salary for 12 months (or 18 months in the case of the Messrs. Burns and Bair).

(2)	The Change-in-Control Severance Agreements provide for a payment based on the average of the two prior year’s bonuses, plus an estimate of the pro rata current year bonus. For purposes of this column, we used the average of the bonuses received by the executive for year 2006 and 2005, plus the actual bonus received by the executive for 2007. In the case of Ms. Hu, whose employment commenced in June 2006, we used the bonus amounts she received for 2006 and 2007 only. In the case of Dr. Bair, whose employment commenced in October 2007, we used the bonus amount he received for 2007 only. Payment of cash bonuses is within the sole discretion of the Compensation Committee and is based, in part, on achieving specific Company goals and milestones that relate to our products and program objectives and the Compensation Committee’s subjective assessment of individual performance during the year.

(3)	Consists of health, dental and vision insurance coverage. The value is based upon the type of insurance coverage we carried for each executive officer as of December 31, 2007 and is valued at premiums in effect on December 31, 2007.

(4)	Accelerated vesting of stock options amounts were determined by measuring the fair value of unvested stock options as of December 31, 2007, utilizing the provisions of Statement of Financial Accounting Standards No. 123R. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2008.

Accounting and Tax Considerations

Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held corporation for compensation paid to its chief executive officer and its four other highest-paid executive officers to the extent that any such individual’s compensation exceeds $1 million, subject to certain exceptions. The Committee intends to take actions to minimize the Company’s exposure to nondeductible compensation expense under Section 162(m). While keeping this goal in mind, the Committee also will try to maintain the flexibility that the Committee believes to be an important element of the Company’s executive compensation program.

SUMMARY COMPENSATION TABLE

The following summary compensation table includes information concerning compensation for each of our named executive officers during fiscal years ended December 31, 2007 and 2006.

										Change
										in Pension
										Value and
										Nonqua-
								Non-Equity		lified
								Incen-		Deferred
								tive Plan		Compen-	All Other
					Stock	Option		Compensa-		sation	Compen-
		Salary		Bonus	Awards	Awards		tion		Earnings	sation		Total
Name and Principal Position	Year	($)		($)	($)(1)	($)(1)		($)(2)		($)	($)(3)		($)

James S. Burns	2007	$414,000		—	—	$237,342		$165,000		—	—		$816,342
President and Chief	2006	$400,000		—	—	$283,292	(6)	$180,000		—	—		$863,292
Executive Officer
Kenneth W. Bair, PhD	2007	$53,000	(4)	—	—	$98,711	(4)	$15,000	(4)	—	$100,000	(4)	$266,711
Senior Vice President,	2006	—		—	—	—		—		—	—		—
Research & Development
Dane R. Saglio	2007	$240,000		—	—	$50,479		$60,000		—	$7,027		$357,506
Chief Financial Officer	2006	$232,000		—	—	$87,894		$58,000		—	$6,600		$384,494
Carolyn F. Sidor, MD	2007	$280,000		—	—	$67,686		$70,000		—	$6,646		$424,331
Vice President and Chief	2006	$260,000		—	—	$108,838		$100,000		—	$6,300		$475,138
Medical Officer
Cynthia Wong Hu, JD	2007	$230,000		—	—	$52,537		$58,000		—	$3,720		$344,257
Vice President, General	2006	$126,000	(7)	—	—	$63,979	(7)	30,000	(7)	—	—		$219,979
Counsel & Secretary
Marc G. Corrado	2007	$228,000	(5)	—	—	$50,083	(5)		(5)	—	$5,620	(5)	$283,703
Former Vice President,	2006	$220,000		—	—	$103,226		$55,000		—	$5,554		$383,780
Corporate Development(5)

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123R. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2008.

(2)	Amounts in this column reflect payments made pursuant to the Company’s cash incentive bonus plan, which is further described above.

(3)	The amounts in this column represent 401(k) matching contributions by the Company in fiscal 2007.

(4)	The salary earned by Kenneth W. Bair for fiscal 2007 is prorated from October 16, 2007, his date of hire, and his bonus amount represents 28% of his prorated base salary for fiscal 2007. In addition, Dr. Bair received a relocation expense payment of $100,000.

(5)	Mr. Corrado’s employment terminated on December 17, 2007. The salary earned and option award recognized are through December 17, 2007. No bonus was paid for 2007.

(6)	In March 2005, the Compensation Committee awarded options to purchase 200,000 shares of the Company’s common stock to James S. Burns, subject to approval by stockholders of certain amendments to the 2001 Long-Term Incentive Plan. At the June 15, 2006 annual stockholders meeting, the stockholders approved such amendments. The terms of the options provide for vesting in four equal installments commencing on the date of grant. The options have a term of ten years.

(7)	The salary, bonus and option award earned by Cynthia Wong Hu for fiscal 2006 is prorated from June 1, 2006, date of hire.

GRANTS OF PLAN-BASED AWARDS — 2007

The following table sets forth certain information with respect to individual grants of stock options made during the fiscal year ended December 31, 2007 to each of the named executive officers listed in the Summary Compensation Table.

					All Other	All Other
					Stock	Option			Grant
					Awards:	Awards:		Exercise or	Date
					Number of	Number of		Base Price	Fair Value
		Estimated Future Payouts Under			Shares of	Securities		of Option	of Stock
		Non-Equity Incentive Plan Awards			Stock or	Underlying		Awards	and Option
	Grant	Threshold	Target	Maximum	Units	Options		($/	Awards
Name and Principal Position	Date	($)	($)(1)	($)	(#)	(#)		share)	($)(2)

James S. Burns	01/16/2007	—	—	—	—	200,000		$1.70	$262,000
President and Chief	12/24/2007	—	$165,000	—	—	—		—	—
Executive Officer
Kenneth W. Bair, PhD	10/16/2007	—	—	—	—	350,000	(3)	$1.28	$332,500
Senior Vice President,	12/24/2007	—	$15,000	—	—	—		—	—
Research & Development
Dane R. Saglio	12/24/2007	—	$60,000	—	—	50,000		$1.25	$44,500
Chief Financial Officer
Carolyn F. Sidor, MD,	12/24/2007	—	$70,000	—	—	70,000		$1.25	$62,300
Vice President and Chief Medical Officer
Cynthia Wong Hu, JD	12/24/2007	—	$58,000	—	—	50,000		$1.25	$44,500
Vice President, General Counsel & Secretary
Marc G. Corrado	—	—	—	—	—	—		—	—
Former Vice President, Corporate Development(4)

(1)	Amounts in this column reflect payments made pursuant to the Company’s cash incentive bonus plan, as further described above. The payments represent the payment targets as specified in each executive officer’s employment contract.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123R. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2008.

(3)	The 350,000 stock options were issued in connection with the hiring of Dr. Bair on October 16, 2007.

(4)	Mr. Corrado’s employment terminated on December 17, 2007. No stock options were granted to Mr. Corrado in 2007.

The Compensation Committee (i) granted 70,000 stock options to Dr. Sidor and 50,000 stock options to Mr. Saglio and Ms. Hu on December 24, 2007, the same date on which it granted stock awards to the Company’s other employees, and (ii) granted 350,000 stock options to Dr. Bair on October 16, 2007 in connection with his hiring. The Compensation Committee granted 130,000 stock options to Mr. Burns on January 4, 2008, which options are not reflected in this table. In keeping with our general policy and practice, the exercise price of the stock options that were awarded were based on the closing price of our common stock as reported on NASDAQ on each of the respective grant dates ($1.22 per share for Mr. Burns, $1.28 per share for Dr. Bair, and $1.25 per share for Dr. Sidor, Mr. Saglio and Ms. Hu). The terms of the options provide for vesting in four equal annual installments commencing on the date of grant. The options have a term of ten years.

OUTSTANDING EQUITY AWARDS — 2007

The following table includes certain information which respect to the value of all unexercised options previously awarded to the executive officers named above at the fiscal year end, December 31, 2007.

	Option Awards						Stock Awards
										Equity
			Equity						Equity	Incentive
			Incentive						Incentive	Plan
			Plan						Plan	Awards:
	Number		Awards:						Awards:	Market
	of	Number of	Number						Number	or Payout
	Securities	Securities	of Securi-						of Unearned	Value of
	Under-	Under-	ties					Market	Shares,	Unearned
	lying	lying	Under-				Number of	Value of	Units or	Shares,
	Unexer-	Unexer-	lying				Shares or	Shares or	Other	Units or
	cised	cised	Unexer-				Units of	Units of	Rights	Other
	Options	Options	cised	Option	Option		Stock	Stock	That Have	Rights
	Exercis-	Unexer-	Unearned	Exer-	Expir-		That Have	That Have	Not	That Have
	able	cisable	Options	cise	ation		Not	Not	Vested	Not
Name and Principal Position	(#)(1)	(#)(1)	(#)	Price ($)	Date(2)		Vested (#)	Vested ($)	(#)	Vested

James S. Burns	500,000	—	—	$2.14	06/15/2014		—	—	—	—
President and Chief	100,000	—	—	$3.02	12/20/2014		—	—	—	—
Executive Officer	100,000	100,000	—	$1.56	06/15/2016		—	—	—	—
	50,000	150,000	—	$1.70	01/16/2017		—	—	—	—
Kenneth W. Bair, PhD	87,500	262,500	—	$1.28	10/16/2017		—	—	—	—
Senior Vice President, Research & Development
Dane R. Saglio	10,000	—	—	$53.00	04/10/2010		—	—	—	—
Chief Financial Officer	1,500	—	—	$29.13	06/22/2010		—	—	—	—
	1,000	—	—	$17.56	01/02/2011		—	—	—	—
	8,800	—	—	$11.99	08/21/2001		—	—	—	—
	4,400	—	—	$8.97	10/01/2011		—	—	—	—
	10,000	—	—	$7.50	04/17/2012		—	—	—	—
	25,000	—	—	$1.09	09/25/2012		—	—	—	—
	75,000	—	—	$2.25	05/02/2013		—	—	—	—
	50,000	—	—	$2.68	05/06/2014		—	—	—	—
	25,000	—	—	$3.02	12/20/2014		—	—	—	—
	30,000	10,000	—	$1.94	12/23/2015		—	—	—	—
	25,000	25,000	—	$1.56	12/18/2016		—	—	—	—
	12,500	37,500	—	$1.25	12/24/2017		—	—	—	—
Carolyn F. Sidor, MD	57,500	—	—	$8.97	10/01/2011		—	—	—	—
Vice President and	30,000	—	—	$1.09	09/25/2012		—	—	—	—
Chief Medical Officer	18,483	—	—	$1.28	04/03/2013		—	—	—	—
	25,000	—	—	$3.42	12/10/2013		—	—	—	—
	25,000	—	—	$1.44	09/01/2014		—	—	—	—
	50,000	—	—	$2.30	12/01/2014		—	—	—	—
	25,000	—	—	$3.02	12/20/2014		—	—	—	—
	30,000	10,000	—	$1.94	12/23/2015		—	—	—	—
	35,000	35,000	—	$1.56	12/18/2016		—	—	—	—
	17,500	52,500	—	$1.25	12/24/2017		—	—	—	—
Cynthia Wong Hu, JD	50,000	50,000	—	$1.76	06/01/2016		—	—	—	—
Vice President, General	15,000	15,000	—	$1.56	12/18/2016		—	—	—	—
Counsel & Secretary	12,500	37,500	—	$1.25	12/24/2017		—	—	—	—
Marc G. Corrado	50,000	—	—	$3.70	03/16/2008	(3)	—	—	—	—
Former Vice President,	15,000	—	—	$1.94	03/16/2008	(3)	—	—	—	—
Corporate Development(3)	12,500	—	—	$1.56	03/16/2008	(3)	—	—	—	—

(1)	All options become exercisable in four equal annual installments beginning on the date of grant.

(2)	The term of each option is ten years.

(3)	Mr. Corrado’s employment was terminated effective as of December 16, 2007. All of his vested options expired on March 16, 2008, or ninety days from termination date, in accordance with the terms of his stock option grant agreement.

Option Exercises and Stock Vested For 2007

During fiscal 2007, there were no exercises of stock options by the named executive officers and no vesting of stock held by a named executive officer occurred.

Nonqualified Deferred Compensation

The Company does not provide any nonqualified defined contribution or other deferred compensation plans.

Employment Contracts and Termination of Employment

James S. Burns, President and Chief Executive Officer

On June 15, 2004, the Company entered into an employment agreement with James S. Burns. The term of the employment agreement is for three years, subject to automatic one-year extensions unless either party gives at least sixty days prior written notice not to extend. The agreement provides for an annualized minimum base salary of $360,000, with incentive compensation at a minimum of 40% of base salary. The base salary will be reviewed at least annually in accordance with the Company’s customary practices for executives. In addition, the Company granted Mr. Burns stock options covering 500,000 shares, vested as to 25% on the date of grant and vesting in 25% annual cumulative installments thereafter.

Under the agreement, if the Company terminates Mr. Burns “without cause” or fails to extend the employment agreement, Mr. Burns will be entitled to receive a severance benefit equal to 12 months of salary, payable in accordance with the Company’s customary pay practices, a pro-rata portion of any incentive compensation he would have been entitled to for that year, and continued insurance coverage for up to 12 months. In addition, if Mr. Burns is terminated without cause, all of his unexpired and unvested stock options will become vested on the effective date of such termination. Mr. Burns also may resign at any time for “good reason,” (which generally means any material diminution or change in salary, responsibilities or title; relocation to an office more than 50 miles from Company headquarters; failure to continue health benefits; a failure to pay deferred compensation due under any plan; or the failure to honor any material aspect of the employment agreement), by providing at least sixty days prior written notice. Resignation for “good reason” or non-extension of the term of the agreement will be deemed a termination without cause. In addition, if Mr. Burns’ employment is terminated upon disability or death, Mr. Burns or his estate will be entitled to receive a payment equal to 12 months salary plus a pro-rated amount of any incentive compensation he would have been entitled to for that year.

On April 16, 2007, the Company and Mr. Burns amended the employment agreement in order to clarify the definition of “good reason.” Prior to the amendment, “good reason” was defined to include the occurrence of a change-in-control event. The amendment modified the definition to delete the requirement of a change-in-control event. As amended, in the event Mr. Burns resigns for “good reason,” his right to receive severance payment under his employment agreement will not require the occurrence of a change-in-control event. Under the amendment, Mr. Burns is required to give thirty days written notice in the event of a resignation for good reason. The definition of “good reason” was further amended to exclude a reduction of the executive’s base salary if such reduction was made applicable to all executive officers.

The employment agreement imposes confidentiality obligations and a 12-month non-compete on Mr. Burns following termination of employment.

If a termination of employment without cause or resignation for good reason had occurred as of December 31, 2007, we estimate that the value of the benefits under Mr. Burns’ employment agreement and stock option grant agreement would have been as follows:

	Base	Bonus		Accelerated
	Salary Severance	Severance	Continuation	Vesting of
	Payment	Payment Estimate	of Insurance	Stock Options
Name and Principal Position	(1) ($)	(2) ($)	Benefit(3) ($)	(4) ($)

James S. Burns	$414,000	$165,000	$12,309	$229,200
President and Chief Executive Officer

(1)	Payment is based on 2007 annual base salary. Severance is payable over the severance period at the Company’s normal pay periods.

(2)	The employment agreement provides for a payment based on a pro-rata portion of any incentive compensation Mr. Burns would have been entitled to for that year. For purposes of this column, we used the amount of the actual bonus received by Mr. Burns for 2007. Payment of cash bonuses is within the sole discretion of the Compensation Committee and is based, in part, on achieving specific Company goals and milestones that relate to our products and program objectives and the Compensation Committee’s subjective assessment of individual performance during the year.

(3)	Consists of health, dental and vision insurance coverage. The value is based upon the type of insurance coverage we carried for each executive officer as of December 31, 2007 and is valued at premiums in effect on December 31, 2007.

(4)	Accelerated vesting of stock options amounts were determined by measuring the fair value of unvested stock options as of December 31, 2007, utilizing the provisions of Statement of Financial Accounting Standards No. 123R. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2008.

The payments due to Mr. Burns upon termination for death or disability are the same as set forth above, except that outstanding stock options are not accelerated.

On April 16, 2007, the Company entered into a change-in-control agreement with Mr. Burns. See “Change-in-Control Severance Agreements in 2007” for information on change-in-control termination payments. These change-in-control severance payments will be made in lieu of the severance payments under the executive’s employment agreement.

Kenneth W. Bair, PhD, Senior Vice President, Research & Development

On October 16, 2007, the Company entered into an employment agreement with Kenneth W. Bair. The term of the employment agreement commenced on October 16, 2007 and continues for one year, subject to automatic one-year extensions unless either party gives at least thirty days prior written notice not to extend.

The agreement provides for an annualized minimum base salary of $320,000, with incentive compensation targeted at 30% of base salary. The base salary will be reviewed at least annually in accordance with the Company’s customary practices for executives. In addition, the Company granted Dr. Bair stock options covering 300,000 shares, vested as to 25% on the date of grant and vesting in 25% annual cumulative installments thereafter.

The agreement also provides for reimbursement of up to an aggregate of $200,000 for relocation expenses (the “Relocation Expense Payment”) consisting of (i) $100,000 payable in one lump sum within thirty days from the date of the agreement, and (ii) $100,000 upon the sale of Dr. Bair’s principal residence in California, payable upon the closing of such sale. The Relocation Expense Payment shall be used by Dr. Bair in his discretion for relocation expenses, including, but not limited to, moving company expenses, house hunting, temporary housing, temporary storage or vehicle transportation costs, and real estate sales commissions in connection with the sale of his primary residence in California. If Dr. Bair terminates his employment without “good reason” or is terminated “for cause” within 24 months of the date of the agreement, Dr. Bair is obligated to reimburse the Company for all or a portion of the Relocation Expense Payment as follows: (i) if the termination occurs within 12 months of the date of the agreement, Dr. Bair shall repay 75% of the Relocation Expense Payment; (ii) if the terminations occurs anytime between 13 and 18 months of the date of the agreement, Dr. Bair shall repay 50% of the Relocation Expense Payment; and (iii) if the terminations occurs anytime between 19 and 24 months of the date of the agreement, Dr. Bair shall repay 25% of the Relocation Expense Payment.

If the Company terminates Dr. Bair “without cause,” Dr. Bair will receive a severance benefit equal to nine months of salary, payable in accordance with the Company’s customary pay practices, a pro-rata portion of any incentive compensation he would have been entitled to for that year, and continued insurance coverage for up to nine months. Dr. Bair also may resign at any time for “good reason,” (which generally means any material diminution or change in salary, responsibilities or title; relocation to an office more than 50 miles from Company headquarters; failure to continue health benefits; a failure to pay deferred compensation due under any plan; or the failure to honor any material aspect of the employment agreement), by providing at least thirty days prior written notice. Resignation for “good reason”, or non-extension of the term of his agreement will be deemed a termination without cause. In addition, if Dr. Bair’s employment is terminated upon disability or death, Dr. Bair or his estate will be entitled to receive a payment equal to six months salary plus a pro-rated amount of any incentive compensation he would have been entitled to for that year.

The employment agreement imposes confidentiality obligations and a 6-month non-compete (12 months in the event of a resignation for other than good reason) on Dr. Bair following termination of employment.

If a termination of employment without cause or resignation for good reason had occurred as of December 31, 2007, we estimate that the value of the benefits under Dr. Bair’s employment agreement and stock option grant agreement would have been as follows:

Bonus
	Base	Severance	Continuation	Accelerated
	Salary Severance	Payment	of Insurance	Vesting of
	Payment	Estimate	Benefit	Stock Options
Name and Principal Position	(1) ($)	(2) ($)	(3) ($)	(4) ($)

Kenneth W. Bair, PhD	$240,000	$11,250	$9,232	$233,789
Senior Vice President, Research & Development

(1)	Payment is based on the executive’s base salary for 2007. Severance is payable over the severance period at the Company’s normal pay periods.

(2)	The employment agreement provides for a payment based on a pro-rata portion of any incentive compensation Dr. Bair would have been entitled to for that year. For purposes of this column, we used the amount of the actual bonus received by Dr. Bair for 2007. Payment of cash bonuses is within the sole discretion of the Compensation Committee and is based, in part, on achieving specific Company goals and milestones that relate to our products and program objectives and the Compensation Committee’s subjective assessment of individual performance during the year.

(3)	Consists of health, dental and vision insurance coverage. The value is based upon the type of insurance coverage we carried for each executive officer as of December 31, 2007 and is valued at premiums in effect on December 31, 2007.

(4)	Accelerated vesting of stock options amounts were determined by measuring the fair value of unvested stock options as of December 31, 2007, utilizing the provisions of Statement of Financial Accounting Standards No. 123R. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2008.

The payments due to Dr. Bair upon termination for death or disability are the same as set forth above, except that outstanding stock options are not accelerated.

On October 16, 2007, the Company entered into a change-in-control agreement with Dr. Bair. See “Change-in-Control Severance Agreements in 2007” for information on change-in-control termination payments. These change-in-control severance payments will be made in lieu of the severance payments under the executive’s employment agreement.

In the event of certain transactions, including those that may result in a change in control, as defined under our Incentive Stock Option Plan, unvested installments of options to purchase our shares may become immediately exercisable.

Dane R. Saglio, Chief Financial Officer

On July 1, 2004, the Company entered into an employment agreement with Dane R. Saglio. The term of the employment agreement is for one year, and the agreement may be renewed for successive one-year periods upon mutual agreement by both parties. On May 20, 2005, June 21, 2006, and April 16, 2007, the Company entered into one-year extensions of its employment agreement with Mr. Saglio. The April 16, 2007 amendment also modified the definition of “good reason” to exclude a reduction of the executive’s base salary if such reduction was made applicable to all executive officers. On April 2, 2008, as recommended by the Compensation Committee, the Company and Mr. Saglio amended the employment agreement to provide for automatic annual renewal and a severance benefit equal to 6 months salary in the event of non-renewal. There were no other changes to the terms of Mr. Saglio’s employment agreement. Mr. Saglio’s agreement provides for an annualized minimum base salary of $200,000. The base salary will be reviewed at least annually in accordance with the Company’s customary practices for executives. Although the agreement does not provide for a specific target bonus percentage, Mr. Saglio is entitled to incentive compensation as determined by the Company’s Board of Directors or a committee thereof.

If the Company terminates Mr. Saglio “without cause,” Mr. Saglio will receive a severance benefit equal to 12 months of salary, payable in accordance with the Company’s customary pay practices, a pro-rata portion of any incentive compensation he would have been entitled to for that year, and continued insurance coverage for up to 12 months. In addition, if Mr. Saglio is terminated without cause, all of his unexpired and unvested stock options will become vested on the effective date of such termination. Mr. Saglio also may resign at any time for “good reason,” (which generally means any material diminution or change in salary, responsibilities or title; relocation to an office more than 50 miles from Company headquarters; failure to continue health benefits; a failure to pay deferred compensation due under any plan; or the failure to honor any material aspect of the employment agreement), by providing at least sixty days prior written notice. Resignation for “good reason” is deemed a termination without cause if it had occurred during the initial term of the agreement, which initial term has expired. In addition, if Mr. Saglio’s employment is terminated upon disability or death, Mr. Saglio or his estate will be entitled to receive a payment equal to 12 months salary plus a pro-rated amount of any incentive compensation he would have been entitled to for that year. Non-extension of the initial or any successor term of the agreement is not deemed a termination without cause.

The employment agreement imposes confidentiality obligations and a 12-month non-compete on Mr. Saglio following termination of employment.

If a termination of employment without cause or resignation for “good reason” had occurred as of December 31, 2007, we estimate that the value of the benefits under Mr. Saglio’s employment agreement and stock option grant agreement would have been as follows:

Bonus
	Base	Severance	Continuation	Accelerated
	Salary Severance	Payment	of Insurance	Vesting of
	Payment	Estimate	Benefit	Stock Options
Name and Principal Position	(1) ($)	(2) ($)	(3) ($)	(4) ($)

Dane R. Saglio	$240,000	$60,000	$17,878	$70,955
Chief Financial Officer

(1)	Payment is based on 2007 annual base salary. Severance is payable over the severance period at the Company’s normal pay periods.

(2)	The employment agreement provides for a payment based on a pro-rata portion of any incentive compensation Mr. Saglio would have been entitled to for that year. For purposes of this column, we used the amount of the actual bonus received by Mr. Saglio for 2007. Payment of cash bonuses is within the sole discretion of the Compensation Committee and is based, in part, on achieving specific Company goals and milestones that relate to our products and program objectives and the Compensation Committee’s subjective assessment of individual performance during the year.

(3)	Consists of health, dental and vision insurance coverage. The value is based upon the type of insurance coverage we carried for each executive officer as of December 31, 2007 and is valued at premiums in effect on December 31, 2007.

(4)	Accelerated vesting of stock options amounts were determined by measuring the fair value of unvested stock options as of December 31, 2007, utilizing the provisions of Statement of Financial Accounting Standards No. 123R. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2008.

The payments due to Mr. Saglio upon termination for death or disability are the same as set forth above, except that outstanding stock options are not accelerated.

On April 16, 2007, the Company entered into a change-in-control agreement with Mr. Saglio. See “Change-in-Control Severance Agreements in 2007” for information on change-in-control termination payments. These change-in-control severance payments will be made in lieu of the severance payments under the executive’s employment agreement.

Carolyn F. Sidor, MD, Vice President and Chief Medical Officer

On December 1, 2004, the Company entered into an employment agreement with Dr. Carolyn F. Sidor. The term of the employment agreement is for one year, subject to automatic one-year extensions unless either party gives at least sixty days prior written notice not to extend. The agreement provides for an annualized minimum base salary of $240,000, with incentive compensation targeted at 25% of base salary. The base salary will be reviewed at least annually in accordance with the Company’s customary practices for executives. In addition, the Company granted Dr. Sidor stock options covering 50,000 shares, vested as to 25% on the date of grant and vesting in 25% annual cumulative installments thereafter.

After the first year of the term of the agreement, if the Company terminates Dr. Sidor “without cause” or fails to extend the employment agreement, Dr. Sidor will be entitled to a severance benefit equal to six months of base salary payable in accordance with the Company’s customary pay practices, a pro-rata portion of any incentive compensation she would have been entitled to for that year and continued insurance coverage for up to six months. Dr. Sidor also may resign at any time for “good reason,” (which generally means any material diminution or change in salary, responsibilities or title; relocation to an office more than 50 miles from Company headquarters; failure to continue health benefits; a failure to pay deferred compensation due under any plan; or the failure to honor any material aspect of the employment agreement), by providing at least sixty days prior written notice. Resignation for “good reason” or non-extension of the term of her agreement will be deemed a termination without cause. In addition, if Dr. Sidor’s employment is terminated upon disability or death, Dr. Sidor or her estate will be entitled to receive a payment equal to six months salary plus a pro-rated amount of any incentive compensation she would have been entitled to for that year. On April 16, 2007, the Company entered into an amendment with Dr. Sidor to modify the definition of “good reason” to exclude a reduction of the executive’s base salary if such reduction was made applicable to all executive officers.

The employment agreement imposes confidentiality obligations and a 12-month non-compete on Dr. Sidor following termination of employment.

If a termination of employment without cause or resignation with good reason had occurred as of December 31, 2007, we estimate that the value of the benefits under Dr. Sidor’s employment agreement and stock option grant agreement would have been as follows:

Bonus
	Base	Severance	Continuation	Accelerated
	Salary Severance	Payment	of Insurance	Vesting of
	Payment	Estimate	Benefit	Stock Options
Name and Principal Position	(1) ($)	(2) ($)	(3) ($)	(4) ($)

Carolyn F. Sidor, MD	$140,000	$35,000	$6,155	$96,339
Vice President and Chief Medical Officer

(1)	Payment is based on 2007 base salary for 6 months. Severance is payable over the severance period at the Company’s normal pay periods.

(2)	The employment agreement provides for a payment based on a pro-rata portion of any incentive compensation Dr. Sidor would have been entitled to for that year. For purposes of this column, we used the amount of the actual bonus received by Dr. Sidor for 2007. Payment of cash bonuses is within the sole discretion of the Compensation Committee and is based, in part, on achieving specific Company goals and milestones that relate to our products and program objectives and the Compensation Committee’s subjective assessment of individual performance during the year.

(3)	Consists of health, dental and vision insurance coverage. The value is based upon the type of insurance coverage we carried for each executive officer as of December 31, 2007 and is valued at premiums in effect on December 31, 2007.

(4)	Accelerated vesting of stock options amounts were determined by measuring the fair value of unvested stock options as of December 31, 2007, utilizing the provisions of Statement of Financial Accounting Standards No. 123R. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2008.

The payments due to Dr. Sidor upon termination for death or disability are the same as set forth above, except that outstanding stock options are not accelerated.

On April 16, 2007, the Company entered into a change-in-control agreement with Dr. Sidor. See “Change-in-Control Severance Agreements in 2007” for information on change-in-control termination payments. These change-in-control severance payments will be made in lieu of the severance payments under the executive’s employment agreement.

Cynthia Wong Hu, JD, Vice President, General Counsel & Secretary

On June 1, 2006, the Company entered into an employment agreement with Cynthia Wong Hu. The term of the employment agreement commenced on June 1, 2006 and continues for one year, subject to automatic one-year extensions unless either party gives at least thirty days prior written notice not to extend.

The agreement provides for an annualized minimum base salary of $216,000, with incentive compensation targeted at 25% of base salary. The base salary will be reviewed at least annually in accordance with the Company’s customary practices for executives. In addition, the Company granted Ms. Hu stock options covering 100,000 shares, vested as to 25% on the date of grant and vesting in 25% annual cumulative installments thereafter.

If the Company terminates Ms. Hu “without cause,” Ms. Hu will receive a severance benefit equal to six months of salary, payable in accordance with the Company’s customary pay practices, a pro-rata portion of any incentive compensation she would have been entitled to for that year, and continued insurance coverage for up to six months. Ms. Hu also may resign at any time for “good reason,” (which generally means any material diminution or change in salary, responsibilities or title; relocation to an office more than 50 miles from Company headquarters; failure to continue health benefits; a failure to pay deferred compensation due under any plan; or the failure to honor any material aspect of the employment agreement), , by providing at least thirty days prior written notice. Resignation for “good reason” or non-extension of the term of her agreement will be deemed a termination without cause. In addition, if Ms. Hu’s employment is terminated upon disability or death, Ms. Hu or her estate will be entitled to receive a payment equal to six months salary plus a pro-rated amount of any incentive compensation she would have been entitled to for that year. On April 16, 2007, the Company entered into an amendment with Ms. Hu to modify the definition of “good reason” to exclude a reduction of the executive’s base salary if such reduction was made applicable to all executive officers.

The employment agreement imposes confidentiality obligations and a 6-month non-compete (12 months in the event of a resignation for other than good reason) on Ms. Hu following termination of employment.

If a termination of employment without cause or resignation for good reason had occurred as of December 31, 2007, we estimate that the value of the benefits under Ms. Hu’s employment agreement and stock option grant agreement would have been as follows:

Bonus
	Base	Severance	Continuation	Accelerated
	Salary Severance	Payment	of Insurance	Vesting of
	Payment	Estimate	Benefit	Stock Options
Name and Principal Position	(1) ($)	(2) ($)	(3) ($)	(4) ($)

Cynthia Wong Hu, JD	$115,000	$29,000	$8,939	$100,986
Vice President, General Counsel & Secretary

(1)	Payment is based on the executive’s base salary for 2007 for 6 months. Severance is payable over the severance period at the Company’s normal pay periods.

(2)	The employment agreement provides for a payment based on a pro-rata portion of any incentive compensation Ms. Hu would have been entitled to for that year. For purposes of this column, we used the amount of the actual bonus received by Ms. Hu for 2007. Payment of cash bonuses is within the sole discretion of the Compensation Committee and is based, in part, on achieving specific Company goals and milestones that relate to our products and program objectives and the Compensation Committee’s subjective assessment of individual performance during the year.

(3)	Consists of health, dental and vision insurance coverage. The value is based upon the type of insurance coverage we carried for each executive officer as of December 31, 2007 and is valued at premiums in effect on December 31, 2007.

(4)	Accelerated vesting of stock options amounts were determined by measuring the fair value of unvested stock options as of December 31, 2007, utilizing the provisions of Statement of Financial Accounting Standards No. 123R. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2008.

The payments due to Ms. Hu upon termination for death or disability are the same as set forth above, except that outstanding stock options are not accelerated.

On April 16, 2007, the Company entered into a change-in-control agreement with Ms. Hu. See “Change-in-Control Severance Agreements in 2007” for information on change-in-control termination payments. These change-in-control severance payments will be made in lieu of the severance payments under the executive’s employment agreement.

Marc G. Corrado, Former Vice President, Corporate Development

Marc G. Corrado was formerly the Company’s Vice President, Corporate Development. Mr. Corrado resigned from the Company on December 17, 2007 and no termination payment was made or is due Mr. Corrado.

Mr. Corrado’s employment agreement had provided for an annualized minimum base salary of $204,000, with incentive compensation targeted at 25% of base salary. All other terms of Mr. Corrado’s employment agreement and the terms of his change-in-control agreement were substantially similar to the terms under Ms. Hu’s agreements as described above.

DIRECTOR COMPENSATION

In setting director compensation, the Company considers the significant amount of time that Directors expended in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board. We compensate our non-employee members of the Board through a mixture of cash and equity-based compensation.

Stock Option Grants

Upon joining the Board of Directors, each new non-employee director is granted an option to purchase 50,000 shares of Common Stock. As of the date of each annual meeting of stockholders, each continuing non-employee director receives an annual grant of options to purchase 30,000 shares of Common Stock, and chairpersons of Board committees receive an option to purchase an additional 5,000 shares of Common Stock. As approved by the Compensation Committee, commencing with the 2008 Annual Meeting, all stock options granted to directors will vest immediately. Previously, director stock options had vested over three years.

On June 14, 2007, each non-employee director received a grant of 30,000 options at the fair market price of the Company’s Common Stock on the date of the grant, which was $1.58. Until an option is exercised, shares subject to options cannot be voted nor do they receive dividends or dividend equivalents. Options received by Directors vest over three years of service with 100% of the grant vesting on the grant date.

Restricted Stock Grants

Non-employee directors also receive an annual retainer fee of $25,000 that is payable solely in restricted stock.

On June 14, 2007, each non-employee Director received a grant of 15,823 shares of restricted stock based on the fair market price of the Company’s Common Stock on the date of the grant, which was $1.58.

Chairman Compensation for Board Service

Pursuant to a Board Service Agreement dated February 5, 2003 between the Company and its Chairman, Michael M.Tarnow, Mr. Tarnow is paid $5,000 per month for his services as Chairman. He also received an option to purchase 250,000 shares of Common Stock, 25% of which were exercisable immediately and 25% of which become exercisable each year over the next three years. Mr. Tarnow is also reimbursed for expenses in connection with his service as Chairman, including travel to and from Board meetings and receives annual option grants and annual restricted stock grants. See also “Corporate Governance — Director Independence.”

Cash Compensation Commencing in Fiscal 2007

In fiscal year ended December 31, 2006, other than Mr. Tarnow who receives cash compensation under his Board Service Agreement, Board members did not receive cash compensation for their Board service. After review of director compensation information provided by the Compensation Committee’s independent consultant, and review of relevant market data, on February 5, 2007, the Board approved the payment of annual cash retainers to non-employee Directors, other than for Mr. Tarnow, in the amount of $15,000, payable in one lump sum at each annual meeting. The Director who serves as chair of the Audit Committee will receive an additional $7,500 and each Director of the Compensation Committee and the Nominating and Corporate Governance Committee will receive an additional $5,000. Directors have the option to receive shares of restricted stock in lieu of their annual cash retainer payment. If elected, the shares of restricted stock will be issued under the 2001 Plan.

In addition, on February 5, 2007, the Board approved the payment of meeting fees to non-employee Directors, including Mr. Tarnow, in the amount of $1,500 for each regularly scheduled Board meeting and $1,000 for each committee meeting with a duration of thirty minutes or more.

Director Compensation

The table below summarizes the compensation paid by the Company to non-employee Directors during fiscal year ended December 31, 2007.

					Change
					in
					Pension
					Value
					and
	Fees			Non-Equity	Nonqualified
	Earned or			Incentive	Deferred
	Paid	Stock	Option	Plan	Compensation	All Other
Name(1)	in Cash	Awards(2)	Awards(3)	Compensation	Earnings	Compensation	Total
	($)	($)	($)	($)	($)	($)	($)

Michael M. Tarnow	$66,000	$25,000	$61,188	—	—	—	$152,187
Ronald Cape, PhD	$16,500	$33,125	$61,188	—	—	—	$110,812
Donald S. Brooks	$28,500	$25,000	$61,188	—	—	—	$114,687
Dwight L. Bush	$43,750	$25,000	$71,386	—	—	—	$140,135
Jennie C. Hunter-Cevera, PhD	$27,000	$25,000	$61,188	—	—	—	$113,187
Peter S. Knight	$23,000	$35,833	$71,386	—	—	—	$130,219
Mark C. M. Randall	$42,000	$25,000	$71,386	—	—	—	$138,385

(1)	James S. Burns, the Company’s Chief Executive Officer and President, is not included in this table as he is an employee of the Company and thus receives no compensation for his service as Director. The compensation received by Mr. Burns as employee of the company is shown in the Summary Compensation Table on page 26.

(2)	Represents the closing stock price of the Company’s Common Stock on NASDAQ to each non-employee Director on June 14, 2007 (6 1/2 months recognized) and on June 15, 2006 (5 1/2 months recognized). As of December 31, 2007, each of the non-employee Directors has the following aggregate number of restricted stock for all years of service as a Director: Michael M. Tarnow: 56,039; Ronald Cape: 65,533; Donald S. Brooks: 56,039; Dwight L. Bush: 56,039; Jennie C. Hunter-Cevera: 56,039; Peter S. Knight: 68,697; and Mark C. M. Randall: 56,039.

(3)	Reflects the dollar amount recognized for financial statements reporting purposes of the fiscal year ended 2007 in accordance with FAS 123R, and thus includes fair value amounts at date of grant from awards granted in and prior to 2007. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2008. As of December 31, 2007, each Director has the following number of stock options outstanding: Michael M. Tarnow: 430,000; Ronald Cape: 170,000; Donald S. Brooks: 265,000; Dwight L. Bush: 190,000; Jennie C. Hunter-Cevera: 225,000; Peter S. Knight: 285,000; and Mark C. M. Randall: 287,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Securities and Exchange Act (the “1934 Act”) requires the Company’s executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed by such reporting persons.

Based solely on our review of such forms furnished to the Company and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during fiscal 2007, except in the following instances: Form 4 reports for each of Mr. Saglio, Dr. Sidor and Ms. Hu, regarding option grants to each individual on December 24, 2007, were filed 5 days late due to an administrative oversight.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s senior management is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions, if any, that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Board reviews and approves or ratifies any related person transaction that is required to be disclosed. Pursuant to the Board’s unwritten policy, in the course of its review and approval or ratification of a disclosable related party transaction, the Board considers the nature of the related person’s interest in the transaction, the material terms of the transaction, and any other matters the committee deems appropriate.

Any member of the Board who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

PROPOSAL 3

RATIFICATION
OF INDEPENDENT AUDITORS

The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP, Certified Public Accountants, as the Company’s independent auditors for the fiscal year ending December 31, 2008 (“fiscal 2008”). Ernst & Young LLP have been the Company’s auditors for the past fiscal year and have been engaged for fiscal 2008. Ernst & Young LLP has been engaged as the Company’s independent auditor since their initial offering in 1996. Ernst & Young LLP has no direct or indirect financial interest in the Company. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Although the Company is not required to submit the ratification of the selection of its independent registered public accounting firm to a vote of stockholders, the Audit Committee believes that it is good corporate governance and sound policy to do so. If the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether or not to retain the firm. If the selection of independent registered public accounting firm is ratified, the Audit Committee, in its discretion, may nevertheless select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required For Approval

The affirmative vote of a majority of the total votes cast by the stockholders present at the meeting, in person or by proxy, and entitled to vote on this proposal is necessary for approval of the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current year. If you submit a proxy without direction as to a vote on this matter, the proxy will be voted “FOR” this proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not be treated as votes cast and will have no effect on the outcome of the vote on this proposal

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

MATTERS CONCERNING OUR INDEPENDENT AUDITORS

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audits of the Company’s annual financial statements for the years ended December 31, 2007 and December 31, 2006, and fees for other services rendered by Ernst & Young during those periods.

	2007	2006

Audit fees	$480,000	$441,500
Audit-related fees	10,700	25,500
Tax fees	37,750	20,500

Total	$528,450	$487,500

Services rendered by Ernst & Young in connection with fees presented above were as follows:

Audit Fees

The Company incurred from Ernst & Young audit fees of $345,000 in fiscal 2007 and $325,000 in fiscal 2006, covering professional services rendered for (1) the audit of the Company’s annual financial statements and the auditor’s review of the internal control over financial reporting included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and 2006 and (2) the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the first three quarters of 2007 and 2006.

The Company incurred from Ernst & Young audit fees of $105,000 in fiscal 2007 and $97,500 in fiscal 2006 for fees related to SEC filings, including comfort letters and issuances of consents.

The Company incurred from Ernst & Young audit fees of $30,000 in fiscal 2007 and $19,000 in fiscal 2006 for fees related to accounting consultations on matters addressed during the audit or interim reviews.

Audit-Related Fees

The Company incurred from Ernst & Young audit-related fees of $10,700 in fiscal 2007 and $25,500 in fiscal 2006. The 2006 fees related to accounting consultations in connection with the acquisition of Miikana Therapeutics.

Tax Fees

The Company incurred from Ernst & Young tax fees of $37,750 in fiscal 2007 and $20,500 in fiscal 2006 for tax compliance services, including preparation of tax returns.

All Other Fees

The Company did not incur any other fees from Ernst & Young in fiscal 2007 or in fiscal 2006.

The Audit Committee has considered the compatibility of non-audit services with the auditor’s independence. The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditors.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors of the Company has appointed an Audit Committee composed of three directors, Messrs. Bush (chairman), Knight and Randall, each of whom is independent under NASDAQ listing standards, as applicable and as may be modified or supplemented.

The Board of Directors has adopted a written charter for the Audit Committee. A copy of that Charter is available on our website at www.entremed.com. The Audit Committee’s job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal control. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows to the Company in conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and with Ernst & Young LLP, the Company’s independent auditors for 2007.

The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Accounting Standards No. 61.

The Audit Committee has received from Ernst & Young LLP the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed Ernst & Young’s independence with Ernst & Young, and has considered the compatibility of non-audit services with the auditor’s independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

By the Audit Committee:

Dwight L. Bush, Chairman
Mark C.M. Randall
Peter S. Knight

GENERAL

Management of the Company does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will bear the cost of preparing, printing, assembling, and mailing the proxy, Proxy Statement and other material that may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies by telephone without additional compensation. The Company does not expect to pay any compensation for the solicitation of proxies.

EntreMed’s Annual Report on Form 10-K for the year ended December 31, 2007 (without exhibits), is being forwarded to each shareholder with this proxy statement. The exhibits to the 10-K, which are listed on the Exhibit Index in Part IV of the Annual Report on Form 10-K, are available upon written request to the company and upon payment of the nominal fees associated with copying and mailing such exhibits. All such requests should be directed to Investor Relations, EntreMed, Inc., 9640 Medical Center Drive, Rockville, Maryland 20850.

STOCKHOLDER PROPOSALS

The Annual Meeting of stockholders for the fiscal year ending December 31, 2008 is expected to be held in June 2009 (the “Next Annual Meeting”). Pursuant to the proxy rules, all proposals intended to be presented at the Next Annual Meeting must be received at the Company’s executive offices, which are located at 9640 Medical Center Drive, Rockville, Maryland 20850, Attention: Corporate Secretary, no later than December 29, 2008, to receive consideration for inclusion in the Proxy Statement and form of proxy related to that meeting.

Stockholders who do not wish to follow the SEC rules in proposing a matter for action at the 2009 annual meeting of stockholders must notify the Company in writing of the information required by our amended and restated bylaws dealing with stockholder proposals. The notice must be delivered to the Company’s Secretary not later than the close of business on February 27, 2009 nor earlier than January 28, 2009. As to all such matters which the Company does not have notice on or prior to that date, discretionary authority to vote on such proposal shall be granted to the persons designated in the Company’s proxy related to the Next Annual Meeting.

By Order of the Board of Directors,

Michael M. Tarnow
Chairman of the Board

April 22, 2008

APPENDIX A

ENTREMED, INC.

2001 LONG-TERM INCENTIVE PLAN, AS AMENDED

1.	PURPOSE AND TYPES OF AWARDS

      The purpose of the 2001 Long-Term Incentive Plan (“Plan”) is to promote the long-term growth and profitability of the Corporation by: (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation and (ii) enabling the Corporation to attract, retain and reward the best-available persons.

      The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing.

2.	DEFINITIONS

      Under this Plan, except where the context otherwise indicates, the following definitions apply:

      (a) “Administrator” shall have the meaning set forth in Section 3(a).

      (b) “Affiliate” means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Corporation, either directly or indirectly, and any other entity designated by the Administrator in which the Corporation has a significant interest.

      (c) “Award” shall mean any stock option, stock appreciation right, stock award, phantom stock award, or performance award.

      (d) “Board” shall mean the Board of Directors of the Corporation.

      (e) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

      (f) “Common Stock” shall mean shares of common stock of the Corporation, $.01 par value.

      (g) “Corporation” shall mean EntreMed, Inc. and any successor thereto.

      (h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

      (i) “Fair Market Value” of a share of the Corporation’s Common Stock for any purpose on a particular date shall mean the last reported sale price per share of Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Administrator or by such other source or sources as shall be selected in good faith by the Administrator. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term “trading day” shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, any business day. In all events, Fair Market Value shall be determined pursuant to a method that complies with Section 409A of the Code.

      (j) ‘‘Grant Agreement” shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

      (k) “Participants” shall have the meaning set forth in Section 5.

      (l) “Parent” shall mean a corporation, whether nor or hereafter existing, within the meaning of the definition of “parent corporation” provided in Code section 424(e), or any successor thereto.

      (m) “Performance Goals” shall mean performance goals established by the Administrator which may be based on one or more business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Corporation and/or one or more of its Affiliates either separately or together, over such performance period as the Administrator may designate, including, but not limited to, business criteria based on operating income, earnings or earnings growth, sales, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Administrator, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.

      (n) “Subsidiary” and “Subsidiaries” shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of “subsidiary corporation” provided in section 424(f) of the Code, or any successor thereto.

      (o) “Ten-Percent Stockholder” shall mean a Participant who (applying the rules of Code section 424(d)) owns stock possessing more than 10% of the total combined voting power or value of all classes of stock or interests of the Corporation or a Parent or Subsidiary of the Corporation.

3.	ADMINISTRATION

      (a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the “Administrator”). Notwithstanding the foregoing, the Administrator may delegate to the Chief Executive Officer of the Corporation the power to administer this Plan and have the full authority of the Administrator hereunder with respect to Awards granted to specified Participants or groups of Participants.

      (b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

      (c) The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate, including, but not limited to, whether a stock option shall be an incentive stock option or a nonqualified stock option, any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to vesting, any circumstances in which the Awards would terminate, the period during which Awards may be exercised, and the period during which Awards shall be subject to restrictions; (v) modify, amend, extend or renew outstanding Awards, accept the surrender of outstanding Awards and substitute new Awards, or specify a lower or higher exercise price, or a longer or shorter term, for any substituted Awards than the surrendered Awards, or impose any other provisions that are authorized by this Plan (provided however, that, except as provided in Section 7(g)(i) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate, extend, or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award due to termination of any Participant’s employment or other relationship with the Corporation or an Affiliate; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

      (d) In making these determinations, the Administrator may take into account the nature of the services rendered or to be rendered by the Award recipients, their present and potential contributions to the success of the Corporation and its Affiliates, and such other factors as the Administrator in its discretion shall deem relevant. Subject to the provisions of the Plan, the Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

      (e) Non-Uniform Determinations. The Administrator’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

      (f) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

      (g) Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any Participants and any other employee, consultant, or director of the Corporation, and their respective successors in interest.

4.	SHARES AVAILABLE FOR THE PLAN

      (a) Maximum Issuable Shares. Subject to adjustments as provided in Section 7(f), the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 9,250,000 shares of Common Stock. The Corporation shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(f). If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Corporation in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to the Corporation in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

      (b) Maximum Awards. Subject to adjustments as provided in Section 7(f) and Section 7(g)(ii), the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any calendar year of the Corporation to any one individual under this Plan shall be limited to 250,000; provided, however that Awards to an individual not previously an employee, as an inducement material to the individual’s entering into employment with the Corporation, shall be limited to 500,000.

5.	PARTICIPATION

      (a) Participation in the Plan shall be open to all persons who are at the time of the grant of an Award employees (including persons who may become employees), officers, directors, and consultants of the Corporation, or of any Affiliate of the Corporation, as may be selected by the Administrator from time to time. A Participant who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards if the Administrator so determines.

6.	AWARDS

      The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. All Awards shall be subject to the terms and conditions provided in the Grant Agreement.

      (a) Stock Options. The Administrator may from time to time grant to eligible Participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Corporation or of any Parent or Subsidiary of the Corporation. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value on the date of grant or at least 110% of Fair Market Value in the case of a Ten-Percent Stockholder, but nonqualified stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant and such designation is reflected in the Grant Agreement evidencing such stock option.

      (b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible Participants Awards of Stock Appreciation Rights (“SARs”). A SAR may be exercised in whole or in part as provided in the applicable Grant Agreement and entitles the Participant to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, multiplied by (ii) the number of shares covered by the SAR, or portion thereof, which is exercised. Payment by the Corporation of the amount receivable upon any exercise of a SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as specified in the Grant Agreement. If upon settlement of the exercise of a SAR a Participant is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

      (c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible Participants in such amounts, on such terms and conditions (which terms and conditions may condition the vesting or payment of Stock Awards on the achievement of one or more Performance Goals), and for such considerations, including no consideration or such minimum consideration as may be required by law, as it shall determine.

      (d) Phantom Stock. The Administrator may from time to time grant Awards to eligible Participants denominated in stock-equivalent units (“Phantom Stock”) in such amounts and on such terms and conditions as it shall determine, which terms and conditions may condition the vesting or payment of Phantom Stock on the achievement of one or more Performance Goals. Phantom Stock units granted to a Participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Corporation’s assets. An Award of Phantom Stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as specified in the Grant Agreement. Except as otherwise provided in the applicable Grant Agreement, the Participant shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a Phantom Stock unit solely as a result of the grant of a Phantom Stock unit to the Participant.

      (e) Performance Awards. The Administrator may, in its discretion, grant performance Awards, which become payable on account of attainment of one or more Performance Goals established by the Administrator. Performance Awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as specified in the Grant Agreement.

7.	MISCELLANEOUS

      (a) Investment Representations. The Administrator may require each person acquiring shares of Common Stock pursuant to Awards hereunder to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer. All certificates for shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Administrator may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

      (b) Compliance with Securities Law. Each Award shall be subject to the requirement that if, at any time, counsel to the Corporation shall determine that the listing, registration or qualification of the shares subject to such an Award upon any securities exchange or interdealer quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of nonpublic information or the satisfaction of any other condition is necessary in connection with the issuance or purchase of shares under such an Award, such Award may not be exercised, in whole or in part, unless such satisfaction of such condition shall have been effected on conditions acceptable to the Administrator. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

      (c) Withholding of Taxes. Participants and holders of Awards shall pay to the Corporation or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Corporation or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant or holder of an Award. In the event that payment to the Corporation or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

      (d) Loans. The Corporation or its Affiliate may make or guarantee loans to Participants to assist Participants in exercising Awards and satisfying any withholding tax obligations.

      (e) Transferability. Except as otherwise determined by the Administrator or provided in a Grant Agreement, no Award granted under the Plan shall be transferable by a Participant except by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, during the lifetime of the Participant, the Award may be exercised only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative. Except as provided above, the Award may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

      (f) Capital Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, stock split, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Administrator may, in its discretion, provide for a substitution for or adjustment in (i) the number and class of shares of Common Stock subject to outstanding Awards, (ii) the exercise price of Stock Options and the base price upon which payments under SARs are determined, (iii) the aggregate number and class of Shares for which Awards thereafter may be made under this Plan, (iv) the maximum number of shares of Common Stock with respect to which a Participant may be granted Awards during the period specified in Section 4(b) hereof.

      (g) Modification, Substitution of Awards.

(i) Subject to the terms and conditions of this Plan, the Administrator may modify the terms of any outstanding Awards; provided, however, that no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant’s rights or obligations under such Award.

(ii) Anything contained herein to the contrary notwithstanding, Awards may, at the discretion of the Administrator, be granted under this Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Corporation or one of its Affiliates. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Administrator may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Such substitute Awards granted hereunder shall not be counted toward the limit imposed by Section 4(b) hereof, except to the extent it is determined by the Administrator that counting such Awards is required in order for Awards hereunder to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

      (h) Foreign Employees. Without amendment of this Plan, the Administrator may grant Awards to Participants who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgement of the Administrator be necessary or desirable to foster and promote achievement of the purposes of this Plan. The Administrator may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Corporation or any of its Affiliates operate or have employees.

      (i) Termination, Amendment and Modification of the Plan. The Board may amend, alter or terminate the Plan, or portion thereof, at any time.

      (j) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement shall confer on an individual any legal or equitable right against the Corporation, any Affiliate or the Administrator, except as expressly provided in the Plan or the Grant Agreement. Nothing in the Plan or in any Grant Agreement thereunder shall (i) constitute inducement, consideration, or contract for employment or service between an individual and the Corporation or any Affiliate; (ii) confer any right on an individual to continue in the service of the Corporation or any Affiliate; or (iii) shall interfere in any way with the right of the Corporation or any Affiliate to terminate such service at any time with or without cause or notice, or to increase or decrease compensation for such service.

      (k) Other Employee Benefits. Except as to plans that by their terms include such amounts as compensation, the amount of any compensation deemed to be received by a Participant as a result of the exercise of an Award or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Administrator.

      (l) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

      (m) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware without regard to its conflict of laws principles.

      (n) Effective Date, Termination Date. The Plan is effective as of May 14, 2001, the date on which the Plan was adopted by the Board, subject to the approval of the stockholders of the Corporation within twelve months of such effective date. No Award shall be granted under the Plan after the close of business on May 14, 2011. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

      (m) Section 409 A. Effective January 1, 2005 and notwithstanding any other provision of this Plan to the contrary, to the extent any Award (or modification of an Award) under this Plan results in the deferral of compensation (for purposes of Section 409A of the Code), the terms and conditions of the Award shall comply with Section 409A of the Code.

Approved by the Stockholders: June 15, 2001

Date Amendment No. 1 Approved by Stockholders: June 6, 2002
Date Amendment No. 2 Approved by Stockholders: June 18, 2003
Date Amendment No. 3 Approved by Stockholders: June 16, 2004
Date Amendment No. 4 Approved by Stockholders: July 28, 2005
Date Amendment No. 5 Approved by Stockholders: June 15, 2006
Date Amendment No. 6 Approved by Stockholders: June 14, 2007

ANNUAL MEETING OF STOCKHOLDERS OF
ENTREMED, INC.
June 5, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
▼ Please detach and mail in the envelope provided. ▼

     THIS PROXY IS SOLICITED ON THE BEHALF OF THE BOARD OF DIRECTORS OF ENTREMED, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑
1.      Election of Directors: Terms Expiring 2011
☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY
    FOR ALL NOMINEES

☐ FOR ALL EXCEPT	NOMINEES:
(See instructions below)	¡ James S. Burns
¡ Mark C. M. Randall
¡ Jennie C. Hunter-Cevera, PhD

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above.
Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
2.	Approval of an Amendment to the Company’s 2001 Long-Term Incentive Plan described in the accompanying proxy statement.	☐	☐	☐

3.	Ratification of the appointment of Ernst & Young LLP as independent auditors for the Company.	☐	☐	☐

4.	In their discretion upon such other business as may properly come before the meeting including any call for adjournment thereof.
The shares of Common Stock represented by this proxy will be voted as directed. If no contrary instruction is given, the shares of Common Stock will be voted for the election of the director nominees, for the approval of an amendment to the 2001 Long-Term Incentive Plan, and for the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ENTREMED, INC.
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned hereby appoints Michael M. Tarnow and Cynthia Wong Hu, Esq. and each of them as proxy (each of whom shall have full power of substitution) to represent the undersigned at the Annual Meeting of Stockholders to be held at the University System of Maryland, The Universities at Shady Grove, 9630 Gudelsky Drive, Bldg II, Rockville, MD 20850-3481 on June 5, 2008 at 10:00 a.m. and at any adjournment thereof, and to vote the shares of common stock the undersigned would be entitled to vote if personally present, as indicated on the reverse.
(Continued and to be signed on the reverse side)